UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

Filed by the Registrant	☒	Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

PREFERRED APARTMENT COMMUNITIES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing

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	2.	Form, Schedule or Registration Statement No.:
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	4.	Date Filed:

March 16, 2018

Dear Fellow Stockholders:

On behalf of the Board of Directors and management, I cordially invite you to attend the 2018 Annual Meeting of Stockholders (the "Annual Meeting") of Preferred Apartment Communities, Inc. The Annual Meeting will be held at 9:00 a.m. Eastern Time on May 3, 2018 at our offices located at 3284 Northside Parkway NW, 2nd Floor, Atlanta, Georgia 30327. Details of the business to be presented at the Annual Meeting can be found in the accompanying Notice of 2018 Annual Meeting of Stockholders and Proxy Statement (our "Proxy Statement").

We are pleased to take advantage of the Securities and Exchange Commission rule allowing companies to furnish proxy materials to stockholders over the Internet. We believe that this e-proxy process expedites stockholders' receipt of proxy materials, while setting a great precedent for our Company by keeping costs down and reducing the environmental impact of our Annual Meeting. On approximately March 20, 2018, we will begin mailing a Notice of Internet Availability of Proxy Materials containing instructions on how to access our Proxy Statement and annual report and how to vote over the Internet or how to request and return a proxy card by mail. Stockholders who previously made a request to receive a paper copy of the proxy materials will be mailed the Proxy Statement, annual report and proxy card.

Whether or not you plan to attend the Annual Meeting, your vote is important and we encourage you to vote promptly.

You may vote your shares via a toll-free telephone number or over the Internet. If you received a paper copy of the proxy card by mail, you may sign, date and mail the proxy card in the envelope provided. Instructions regarding all three methods of voting are contained in the Proxy Statement and on the proxy card.

On behalf of the Board of Directors, we thank you for your ongoing support and investment in our Company.

Sincerely,
John A. Williams
Chairman and Chief Executive Officer

3284 Northside Parkway NW, 2nd Floor
Atlanta, Georgia 30327

NOTICE OF 2018 ANNUAL MEETING OF STOCKHOLDERS

TIME AND DATE…………...……	9:00 a.m. (Eastern Time) on May 3, 2018
PLACE……………………………..	3284 Northside Parkway NW, 2nd Floor Atlanta, Georgia 30327
ITEMS OF BUSINESS……………
1) To elect nine directors to serve until the annual meeting of stockholders in 2019.
2) To conduct an advisory vote on named executive officer compensation.
3) To conduct an advisory vote on the frequency of future advisory votes on named executive officer compensation.
4) To ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accountants for 2018.
5) To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

RECORD DATE………………….	In order to vote, you must have been a stockholder at the close of business on March 15, 2018.
ADMISSION TO THE MEETING……………………..….

Only stockholders of the Company and its invited guests may attend the meeting. Proof of ownership of our common stock, along with personal identification (such as a driver’s license or passport), must be presented in order to be admitted to the meeting. For further information on admission, please refer to the question entitled "What do I need to do to attend the meeting in person?" on page 3 of the Proxy Statement, which follows this notice.

PROXY VOTING…………..……
We cordially invite you to attend the meeting, but regardless of whether you plan to be present, please vote in one of the following ways:

1) VISIT www.proxyvote.com to vote via the Internet. Have your proxy card in hand when you access the website and follow the instructions to vote your shares;
2) If you receive a printed copy of the proxy materials by mail, you may vote by telephone by CALLING 1-800-690-6903 (this is a free call in the U.S.). Have your proxy card in hand when you call and then follow the instructions to vote your shares; or
3) If you receive a printed copy of the proxy materials by mail, you may vote if you MARK, SIGN, DATE AND PROMPTLY RETURN your proxy card in the envelope provided, which requires no additional postage if mailed in the U.S.

Any proxy may be revoked by you at any time prior to its exercise at the meeting.

By Order of the Board of Directors,
Jeffrey R. Sprain
General Counsel and Secretary
March 16, 2018

TABLE OF CONTENTS

PROXY STATEMENT	1
ABOUT THE PROXY STATEMENT	1
COMMON STOCK OWNERSHIP BY DIRECTORS, EXECUTIVE OFFICERS AND PRINCIPAL STOCKHOLDERS	6
PROPOSAL NO. 1 – ELECTION OF DIRECTORS	8
Nominees for Election	8
Biographical Information Regarding Executive Officers Who Are Not Directors	11
Director Compensation	11
CORPORATE GOVERNANCE	13
Board of Directors and Committees	13
Code of Business Conduct and Ethics	14
Committee Charters and Corporate Governance Guidelines	14
Compensation Committee Interlocks and Insider Participation	14
Board Leadership and Risk Oversight	14
Meetings of the Board of Directors	15
Communications with Our Board of Directors	15
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	16
Management Agreement	16
OP Agreement	17
Affiliate Loans	18
Management Agreement Fees	18
Conflicts of Interest	19
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	19
EXECUTIVE COMPENSATION	20
Compensation Discussion and Analysis	20
COMPENSATION COMMITTEE REPORT	23
SUMMARY COMPENSATION TABLE	24
GRANTS OF PLAN-BASED AWARDS THAT OCCURRED IN 2016	25
OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END	25
OPTION EXERCISES AND STOCK VESTING	26
POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL	26
SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS	26
AUDIT COMMITTEE REPORT	28
PROPOSAL NO. 2 – PROPOSAL TO APPROVE (ON AN ADVISORY BASIS) COMPENSATION OF THE NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT	29
PROPOSAL NO. 3 – PROPOSAL REGARDING THE FREQUENCY (ON AN ADVISORY BASIS) OF EXECUTIVE COMPENSATION ADVISORY VOTES	30
PROPOSAL NO. 4 – RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	31
OTHER BUSINESS	32

i

3284 Northside Parkway NW, Suite 150
Atlanta, Georgia 30327

2018 Annual Meeting of Stockholders

PROXY STATEMENT

Preferred Apartment Communities, Inc. ("we," "our," "us" or the "Company") is furnishing this Proxy Statement in connection with our solicitation of proxies to be voted at our 2018 Annual Meeting of Stockholders (the "Annual Meeting"). We will hold the Annual Meeting at our principal executive offices, located at 3284 Northside Parkway NW, 2nd Floor, Atlanta, Georgia 30327, on Thursday, May 3, 2018 at 9:00 a.m. Eastern Time, and any postponements or adjournments thereof. On approximately March 20, 2018, we will begin mailing a Notice of Internet Availability of Proxy Materials containing instructions on how to access our Proxy Statement and annual report and how to vote over the Internet or how to request and return a proxy card by mail.

ABOUT THE PROXY STATEMENT

What is the purpose of the Annual Meeting?

At the Annual Meeting, our stockholders will be asked to consider and act upon the following matters:

•	Election of nine directors nominated by our Board of Directors (the "Board") and listed in this Proxy Statement to serve until the annual meeting of stockholders in 2019;

•	An advisory vote on the compensation of our named executive officers as disclosed in this Proxy Statement;

•	An advisory vote on the frequency of future advisory votes on the compensation of our executive officers;

•	Ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2018; and

•	Such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

Why did I receive a Notice of Internet Availability of Proxy Materials in the mail instead of a printed set of proxy materials?

Pursuant to rules adopted by the Securities and Exchange Commission ("SEC"), we are permitted to furnish our proxy materials over the Internet to our stockholders by delivering a Notice of Internet Availability of Proxy Materials in the mail. Unless requested, you will not receive a printed copy of the proxy materials in the mail. Instead, the Notice of Internet Availability of Proxy Materials instructs you on how to access and review the Proxy Statement and 2017 Annual Report to Stockholders over the Internet at www.proxyvote.com. In addition, you can access the Proxy Statement and 2017 Annual Report to Stockholders here: https://materials.proxyvote.com/74039L. The Notice of Internet Availability of Proxy Materials also instructs you on how you may submit your proxy over the Internet, or how you can request a full set of proxy materials, including a proxy card to return by mail. If you received a Notice of Internet Availability of Proxy Materials in the mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting these materials provided in the Notice of Internet Availability of Proxy Materials.

Will our Manager be present at the Annual Meeting?

Officers of Preferred Apartment Advisors, LLC (our "Manager") will be present at the Annual Meeting. Some or all of these officers may be officers of the Company.

Who is entitled to vote at the Annual Meeting?

Only stockholders of record at the close of business on March 15, 2018, the record date for the Annual Meeting, are entitled to receive notice of and vote at the Annual Meeting.

If you hold your shares through a bank, broker or other nominee and intend to vote in person at the Annual Meeting, you will need to provide a legal proxy from your bank, broker or other stockholder of record.

What are the voting rights of stockholders?

Each share of our common stock is entitled to one vote. There is no cumulative voting.

How many shares are outstanding and entitled to vote at the Annual Meeting?

At the close of business on March 15, 2018, approximately 39,209,579 shares of our common stock were outstanding, including 6,102 shares of unvested restricted common stock, that are entitled to vote at the Annual Meeting. Additionally, 1,300,431 shares of our Series A Redeemable Preferred Stock and 20,317 shares of our Series M Redeemable Preferred Stock were outstanding on such date, neither of which are entitled to vote at the Annual Meeting.

What constitutes a quorum?

Stockholders entitled to cast at least a majority of all the votes entitled to be cast must be present at the Annual Meeting in person or by proxy to constitute a quorum for the transaction of business. Withheld votes, "abstentions" and broker non-votes count for purposes of determining whether a quorum is present. Generally, broker non-votes occur when shares held by a broker for a beneficial owner are not voted with respect to a particular proposal because the proposal is not a "routine" matter and the broker has not received voting instructions from the beneficial owner of the shares. All items on this year’s ballot are "non-routine" matters under New York Stock Exchange ("NYSE") rules to which we are subject, except ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accountants for 2018 (Proposal 4).

What is the difference between a "stockholder of record" and a "street name" holder?

These terms describe how your shares are held. If your shares are registered directly in your name with Computershare, our transfer agent, you are a "stockholder of record." If your shares are held in the name of a brokerage, bank, trust or other nominee as a custodian, you are a "street name" holder.

If you are a "street name" holder, you are considered the beneficial owner of shares held in street name and your broker or nominee is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker on how to vote your shares. You are also invited to attend the Annual Meeting and vote your shares in person; however, in order to vote your shares in person, you must provide us with a legal proxy from your bank, broker or other stockholder of record.

Brokerage firms have authority under NYSE rules to vote customers' shares for which they have not received voting instructions on certain "routine" matters, but may not vote for "non-routine matters" unless they have received voting instructions. As explained above, all items on this year’s ballot are "non-routine" matters under NYSE rules except ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accountants for 2018 (Proposal 4). Therefore, if you do not provide voting instructions, your brokerage firm may not vote your shares on such non-routine matters. We encourage you to provide voting instructions to your brokerage firm. This ensures your shares will be voted at the Annual Meeting.

How do I vote?

If you are a registered stockholder, meaning that your shares are registered in your name, you have four voting options. You may vote:

•
over the Internet (if you have access to the Internet, we encourage you to vote in this manner) by going to www.proxyvote.com. Have your proxy card in hand when you access the website and follow the instructions to vote your shares;

•	by telephone by calling 1-800-690-6903. Have your proxy card in hand when you call and then follow the instructions to vote your shares;

•	by signing and dating your proxy card (if you received a proxy card) and mailing it in the prepaid, preaddressed envelope enclosed therewith; or

•	by attending the Annual Meeting and voting in person.

Please carefully follow the directions in the Notice of Internet Availability of Proxy Materials or proxy card you received. Proxies submitted over the Internet or by telephone must be received by 1:00 a.m., Eastern Time, on May 3, 2018. Proxies submitted by mail must be received by the Company prior to the commencement of the Annual Meeting.

If you have any questions about the Annual Meeting, or if you require assistance on voting, please call Broadridge Investor Communications Solutions, Inc. ("Broadridge"), our proxy tabulator, at 1-800-690-6903.

Can I vote my shares in person at the meeting?

If you are a "stockholder of record," you may vote your shares in person at the meeting. If you hold your shares in "street name," you must obtain a legal proxy from your broker, bank, trustee or nominee, giving you the right to vote the shares at the meeting.

What do I need to do to attend the meeting in person?

Proof of stock ownership and some form of government-issued photo identification (such as a valid driver’s license or passport) will be required for admission to the meeting. Only stockholders who owned our common stock as of the close of business on March 15, 2018 are entitled to attend the meeting.

•
If your shares are registered in your name and you owned our common stock as of the close of business on March 15, 2018, you only need to provide some form of government issued photo identification for admission.

•
If your shares are held in a bank or brokerage account, contact your bank or broker to obtain a written legal proxy in order to vote your shares at the meeting. If you do not obtain a legal proxy from your bank or broker, you will not be entitled to vote your shares, but you can still attend the meeting if you bring a recent bank or brokerage statement showing that you owned shares of our common stock on March 15, 2018.

What does it mean if I receive more than one Notice of Internet Availability of Proxy Materials or proxy card?

It means that you have multiple accounts with our transfer agent and/or with a broker, bank or other nominee. You will need to vote separately with respect to each Notice of Internet Availability of Proxy Materials or proxy card you received. Please vote all the shares you own.

Can I change my vote after I have mailed in my proxy card?

You may revoke your proxy by doing one of the following:

•
by sending a written notice of revocation to our Secretary at 3284 Northside Parkway NW, Suite 150, Atlanta, Georgia 30327 so it is received prior to the Annual Meeting, stating that you revoke your proxy;

•	by signing a later-dated proxy card and submitting it so it is received prior to the commencement of the Annual Meeting in accordance with the instructions included on the proxy card(s); or

•	by attending the Annual Meeting and voting your shares in person.

How may I vote for each proposal?
Proposal 1 – You may vote for each individual nominee or withhold from each individual nominee.
Proposal 2 – You may vote for, against or abstain on the advisory vote on named executive officer compensation.
Proposal 3 – You may indicate your preference for a vote on named executive officer compensation every one, two or three years or abstain from voting.
Proposal 4 – You may vote for, against or abstain from voting to ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accountants for 2018.

What are the Board's recommendations on how I should vote my shares?

Proposal 1 –	For all the nominees for election as director.
Proposal 2 – For the advisory proposal on named executive officer compensation.
Proposal 3 – Choose three years for the frequency of future advisory votes on named executive officer compensation.

Proposal 4 –	For the proposal to ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accountants for 2018.

What vote is required to approve each item?

Proposal Number	Subject	Vote Required	Impact of Abstentions and Broker Non-Votes, if any
1	Election of directors

Each director will be elected by a plurality of the votes cast. This means that the nine nominees receiving the greatest number of "FOR" votes will be elected as directors, even if the number of votes received for any nominee is less than a majority of the votes present at the Annual Meeting.
Abstentions and broker non-votes will not count as votes cast on the proposal and will not affect the outcome of the vote.

2	Advisory vote on named executive officer compensation	A majority of the votes cast.	Abstentions and broker non-votes will not count as votes cast on the proposal and will not affect the outcome of the vote.

3	Advisory vote on the frequency of future advisory votes on named executive officer compensation	A majority of the votes cast.	Abstentions and broker non-votes will not count as votes cast on the proposal and will not affect the outcome of the vote.

4	Ratification of appointment of independent auditors	A majority of the votes cast.	Abstentions and broker non-votes will not count as votes cast on the proposal and will not affect the outcome of the vote.

None of these proposals, if approved, entitles stockholders to appraisal rights under Maryland law or our charter.

What if I return my proxy card but do not provide voting instructions?

If you return a signed proxy card but do not provide voting instructions, your shares will be voted as follows:

Proposal 1 –	For all the nominees for election as director.
Proposal 2 – For the advisory proposal on named executive officer compensation.
Proposal 3 – Choose three years for the frequency of future advisory votes on named executive officer compensation.

Proposal 4 –	For the proposal to ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accountants for 2018.

What happens if additional matters are presented at the Annual Meeting?

We know of no other matters other than the items of business described in this Proxy Statement that can be considered at the meeting. If other matters requiring a vote do arise, the persons named as proxies will have the discretion to vote on those matters for you.
Is a list of stockholders available?
The names of stockholders of record entitled to vote at the Annual Meeting will be available to stockholders entitled to vote at this meeting for ten days prior to the Annual Meeting for any purpose relevant to the Annual Meeting. This list can be viewed between the hours of 9:00 a.m. and 5:00 p.m. Eastern Time at our principal executive offices at 3284 Northside Parkway NW, Suite 150, Atlanta, Georgia 30327. Please contact our Secretary at 3284 Northside Parkway NW, Suite 150, Atlanta, Georgia 30327 to make arrangements.

Who will count the votes?

A representative of Broadridge will act as the inspector of elections and will tabulate votes. In connection with the duties as inspector of elections, Broadridge’s representative will also determine whether a quorum is present, evaluate the validity of proxies and ballots and certify the voting results.

Who pays the cost of this proxy solicitation?

Proxies will be solicited on behalf of the Board by mail, in person and by telephone. We will pay the cost of preparing, assembling and mailing the proxy materials and the cost of soliciting proxies. We will also request banks, brokers and other holders of record to send the proxy materials to, and obtain proxies from, beneficial owners and will reimburse them for their reasonable expenses in doing so. We have not hired a proxy solicitor for the 2018 Annual Meeting. We have hired Broadridge to assist in the distribution of our proxy materials and the tabulation of proxies. In addition, Broadridge will serve as our inspector of elections. If you have any questions about the Annual Meeting, or if you require assistance on voting, please call Broadridge at 1-800-690-6903.

What is "householding?"

In accordance with a notice sent to certain street name stockholders of our common stock who share a single address, stockholders at a single address will receive only one copy of this Proxy Statement and our 2017 Annual Report to Stockholders unless we have previously received contrary instructions. This practice, known as "householding," is designed to reduce our printing and postage costs. We currently do not "household" for stockholders of record.

If your household received a single set of proxy materials, but you would prefer to receive a separate copy of this Proxy Statement or our 2017 Annual Report to Stockholders, you may contact us at Preferred Apartment Communities, Inc., 3284 Northside Parkway NW, Suite 150, Atlanta, GA 30327, Attn: Investor Relations, telephone: 1-770-818-4100, and we will deliver those documents to you promptly upon receiving the request. You may also change your householding preferences through the Broadridge Householding Election system at 1-866-540-7095.

You may request or discontinue householding in the future by contacting the broker, bank or similar institution through which you hold your shares.

How do I submit a stockholder proposal for, or nominate an individual for election at, next year’s annual meeting or proxy materials, and what is the deadline for submitting a proposal or nominating an individual?

In order for a stockholder proposal to be properly submitted for presentation at our 2019 annual meeting and included in the proxy material for next year’s annual meeting, we must receive written notice of the proposal at our executive offices by November 20, 2018. In order for a stockholder to nominate an individual for election to our Board, or to present a proposal of other business (other than a proposal to be included in our proxy materials), at next year’s annual meeting, we must receive written notice of the nomination or proposal during the period beginning on October 20, 2018 and ending at 5:00 p.m., Eastern Time, on November 20, 2018. However, if our 2019 annual meeting is advanced or delayed by more than 30 days from the first anniversary of the Annual Meeting, then we must receive written notice of the nomination or proposal either (i) during the period beginning on the 150th day prior to, and ending at 5:00 p.m., Eastern Time, on the 120th day prior to, the date of our 2019 annual meeting, or (ii) the tenth day following the day on which we first publicly announce the date of our 2019 annual meeting. All proposals must contain the information specified in, and otherwise comply with, our bylaws and the federal securities laws. Proposals should be sent via registered, certified or express mail to: 3284 Northside Parkway NW, Suite 150, Atlanta, Georgia 30327, Attention: Jeffrey R. Sprain, General Counsel and Secretary.

Other Information

Our Annual Report to Stockholders for the year ended December 31, 2017, including financial statements audited by PricewaterhouseCoopers LLP, our independent registered public accounting firm, and PricewaterhouseCoopers LLP's report thereon, is available at https://materials.proxyvote.com/74039L, and if you received a printed copy of this Proxy Statement, accompanies this Proxy Statement. However, the Annual Report forms no part of the material for the solicitation of proxies.

The Annual Report to Stockholders may also be accessed through our website at www.pacapts.com by clicking on the "Investors" link, followed by the "Annual Reports" link. In addition, our Annual Report on Form 10-K for the year ended December 31, 2017 ("2017 Form 10-K Annual Report") is available on our website and from the SEC's website at www.sec.gov. At the written request of any stockholder who owns our common stock as of the close of business on the record date, we will provide, without charge, paper copies of our 2017 Form 10-K Annual Report, including the financial statements and financial statement schedules, as filed with the SEC, except exhibits thereto. If requested by stockholders, we will provide copies of the exhibits for a reasonable fee. You can request copies of our 2017 Form 10-K Annual Report by following the instructions on the Notice of Internet Availability of Proxy Materials or by mailing a written request to:

Preferred Apartment Communities, Inc.
3284 Northside Parkway NW, Suite 150
Atlanta, Georgia 30327
Attention: General Counsel and Secretary

COMMON STOCK OWNERSHIP BY DIRECTORS, EXECUTIVE OFFICERS
AND PRINCIPAL STOCKHOLDERS

Except as otherwise indicated, the following table sets forth the beneficial ownership of shares of our common stock as of February 28, 2018 for:

•	our directors and nominees;

•
our principal executive officer, principal financial officer and the three other most highly compensated executive officers, if any, calculated in accordance with SEC rules and regulations (collectively the "Named Executive Officers");

•	our directors and Named Executive Officers as a group; and

•	each person known to us to be the beneficial owner of more than 5% of the outstanding shares of our common stock.

In accordance with SEC rules, each listed person’s beneficial ownership includes all shares of our common stock the person actually owns beneficially or of record, all shares of our common stock over which the person has or shares voting or dispositive control (such as in the capacity as a general partner of an investment fund), and all shares the person has the right to acquire within 60 days (such as shares of common stock that may be issued upon conversion of Class A Units representing Class A limited partnership interests ("Class A Units") in Preferred Apartment Communities Operating Partnership, L.P. (our "operating partnership"), of which the Company is the general partner). Except as otherwise provided, all shares are owned directly, and the indicated person has sole voting and investing power. Unless otherwise indicated, the business address of the stockholders listed below is the address of our principal executive office, 3284 Northside Parkway NW, Suite 150, Atlanta, Georgia 30327.

	Common Stock Outstanding

Beneficial Owner	Shares Owned		Percentage

The Vanguard Group, Inc.	4,118,351	(1)	10.26%
Blackrock, Inc.	2,805,319	(2)	6.99%
NELL Partners, Inc.	45,265	(3)	*
John A. Williams	55,268	(3)(5)(6)(7)	*
Leonard A. Silverstein	45,265	(3)	*
Michael J. Cronin	86,491	(8)	*
Daniel M. DuPree	195,907	(3)(4)	*
Joel T. Murphy	85,360	(10)	*
Steve Bartkowski	49,913	(11)(13)	*
Gary B. Coursey	46,803	(11)	*
William J. Gresham, Jr.	40,349	(11)(12)	*
Howard A. McLure	67,452	(11)(14)	*
Timothy A. Peterson	55,531	(11)	*
John M. Wiens	13,993	(11)	*

All directors and executive officers as a group (11 persons)	651,802		1.62%
______________________

*	Less than 1%

(1)
As of December 29, 2017. Based solely upon information provided in a Schedule 13G filed with the SEC on January 10, 2018. The Vanguard Group, Inc. beneficially owned 4,118,351 shares, 40,488 shares of which it has sole voting power with respect thereto and 4,078,344 shares of which it has sole dispositive power with respect thereto. The business address for The Vanguard Group, Inc. is 100 Vanguard Blvd. Malvern, PA 19355.

(2)
As of December 31, 2017. Based solely upon information provided in a Schedule 13G/A filed with the SEC on January 29, 2018. Blackrock, Inc. beneficially owned 2,805,319 shares, 2,705,307 shares of which it has sole voting power with respect thereto and 2,805,319 shares of which it has sole dispositive power with respect thereto. The business address for Blackrock, Inc. is 55 East 52nd Street, New York, NY 10055.

(3)
NELL Partners, Inc. owns 45,265 shares of our common stock. John A. Williams, Leonard A. Silverstein and Daniel M. DuPree share joint voting and investment power over the shares held by NELL Partners, Inc. Mr. Williams and Mr. Silverstein disclaim any economic interest in such shares, 55% of which are owned indirectly by the Nancy Ann Richardson Williams 2017 Children's Trust, a trust created by Mr. Williams' spouse for the benefit of their children; 30% of which are owned indirectly by Northside

Partners Trust, formed on November 2, 2009, a trust created by Leonard A. Silverstein's spouse for the benefit of Mr. Silverstein and their children; and 15% of which are owned indirectly by Daniel M. DuPree.

(4)
Although Mr. Williams, Mr. Silverstein and Mr. DuPree share joint voting and investment power over the shares held by NELL Partners, Inc., Mr. DuPree disclaims any economic interest in 38,475 of such shares, 64.7% of which are owned indirectly by the Nancy Ann Richardson Williams 2017 Children's Trust, a trust created by Mr. Williams' spouse for the benefit of their children; 35.3% of which are owned indirectly by Northside Partners Trust, formed on November 2, 2009, a trust created by Mr. Silverstein's spouse for the benefit of Mr. Silverstein and their children.

(5)	7,872 of these shares are owned by Mr. Williams’ spouse. Mr. Williams disclaims any beneficial ownership of such shares.

(6)	1,081 of these shares are held in a trust for the benefit of Mr. Williams' children. Mr Williams' spouse is trustee of the trust. Mr. Williams disclaims any beneficial ownership of such shares.

(7)	50 of these shares are owned by Mr. Williams’ son. Mr. Williams disclaims any beneficial ownership of such shares.

(8)	70,031 of these shares represent Class A Units of our operating partnership, each of which may be exchanged for one share of our Common Stock, or cash, as selected by the Company.

(9)	51,078 of these shares represent Class A Units of our operating partnership, each of which may be exchanged for one share of our Common Stock, or cash, as selected by the Company.

(10)	85,360 of these shares represent Class A Units of our operating partnership, each of which may be exchanged for one share of our Common Stock, or cash, as selected by the Company.

(11)	1,017 of these shares are unvested shares of restricted Common Stock that will vest on April 29, 2018.

(12)	10,851of these shares are owned by Mr. Gresham's spouse. Mr. Gresham disclaims any beneficial ownership of such shares.

(13)	1,223 of these shares represent Class A Units of our operating partnership, each of which may be exchanged for one share of our common stock or cash, as selected by the Company.

(14)	64,543 of these shares are owned by the Howard Alex McLure Revocable Trust, of which Mr. McLure is the sole trustee and sole beneficiary.

PROPOSAL NO. 1 – ELECTION OF DIRECTORS

Our Board of Directors recommends a vote FOR all of the nominees named below.

Our charter and by-laws provide that the number of our directors may be established by a majority of the entire Board but may not be fewer than two nor more than ten. We currently have nine directors, including six independent directors. The term of each director expires at the Annual Meeting and when his respective successor is duly elected and qualified.

Upon the recommendation of our Nominating and Corporate Governance Committee of the Board (which is comprised solely of independent directors) the Board has nominated incumbent directors Steve Bartkowski, Gary B. Coursey, Daniel M. DuPree, William J. Gresham, Jr., Howard A. McLure, Timothy A. Peterson, Leonard A. Silverstein, John M. Wiens and John A. Williams to stand for re-election at the Annual Meeting and to hold office until the later of our annual meeting of stockholders in 2019 and when his successor is elected and qualified.

We expect that each nominee for election as a director will be able to serve if elected. If any nominee is not able to serve, proxies will be voted in favor of the remainder of those nominated and may be voted for substitute nominees. Each director will be elected by a plurality of the votes cast, in person or by proxy, at the Annual Meeting, assuming a quorum is present. Abstentions and broker non-votes will not count as votes cast on the proposal and will not affect the outcome of the vote.

Nominees for Election

We have provided below certain information about each nominee for election as a director.

Name	Age	Position(s)
John A. Williams	74	Chief Executive Officer and Chairman of the Board
Leonard A. Silverstein	59	President, Chief Operating Officer and Director
Daniel M. DuPree	71	Chief Investment Officer and Vice Chairman of the Board
Steve Bartkowski	65	Independent Director
Gary B. Coursey	78	Independent Director
William J. Gresham, Jr.	75	Independent Director
Howard A. McLure	61	Lead Independent Director
Timothy A. Peterson	52	Independent Director
John M. Wiens	62	Independent Director

John A. Williams is a co-founder of the Company and has served as the Chief Executive Officer and Chairman of the Company since our formation in 2009. Mr. Williams served as the President of the Company from our formation in 2009 until August 2012. Mr. Williams was born and educated in Atlanta. Following graduation from the city’s public school system, he entered the Georgia Institute of Technology where he earned a BS in Industrial Management. Mr. Williams has directed and coordinated the development, construction, and management of real estate developments since 1966. Over the course of his career, he has directed and coordinated the development, construction, and management of more than $9 billion in real estate developments. Approximately $5.5 billion of this activity has focused on multifamily housing, with the balance in other property types including hotels, condominiums and offices. Mr. Williams founded Post Properties, Inc. ("Post Properties") in 1970. He took Post Properties public as a REIT in 1993. When he resigned as Chairman of Post Properties in 2003, the company had approximately 30,000 apartment units and had averaged funds from operations growth of 7% per year commencing with the Post Properties initial public offering. Mr. Williams served as Chief Executive Officer of Williams Realty Advisors, LLC ("WRA"), an affiliate of the Company, from February 2005 until WRA was dissolved in December 2017. From November 2009 to February 2017, Mr. Williams served on the Board of Directors of Rentech, Inc. (NASDAQ: RTK).

Mr. Williams has received over 50 awards, honors and medals over his 52 years of success in the industry that include being named "Entrepreneur of The Year," by both Stanford Business School and Ernst & Young in 1990 and 1988, respectively. He has been given The Wall Street Transcript "CEO Award for Commercial Real Estate" in 1995 along with being named "CEO of The Year" by Financial World in 1996. Mr. Williams was listed on National Real Estate Investor's list of "The 20th Century's Most Influential Developers," along with Atlanta Business Chronicle's award for "Atlanta Residential Developer of The Decade" for the 1990's; followed by, Harvard Business School extending its "Community Leadership Award" to Mr. Williams in 2000. He has received numerous honors and awards from Cobb County, Georgia including, "The Mack Henderson Public Service Award," in 2005. Mr. Williams was inducted into the Multi-Housing News Hall of Fame: First Class in 2004, and given the "Four Pillar Award" in 2007 by The Council for Quality Growth. In the spring of

2008, Mr. Williams was inducted into the Georgia State University J. Mack Robinson College of Business Hall of Fame as well as the Georgia Institute of Technology College of Management Hall of Fame.

Mr. Williams is currently serving on the Board of Directors of the Atlanta Falcons of which he is also a minority owner. He has previously served on the boards of Riverside Bancshares, Inc., where he was the largest stockholder, the Georgia Regional Transportation Authority, the Atlanta Regional Commission, Atlanta Convention & Visitors Bureau, Post Secondary/Vocational Education, and the Executive Committee of the National Apartment Association.  Mr. Williams has also served on the Board of Directors of NationsBank, Barnett Banks, Inc. and Crawford & Company. He is the Founder and past Chairman of the Cumberland Community Improvement District. He served as president of the Homebuilders Association of Metropolitan Atlanta, Chairman of the Metro Atlanta Chamber of Commerce, Chairman of the Metro Business Forum, Chairman of the Regional Business Coalition, Chairman of the Cobb-Marietta Coliseum and Exhibit Hall Authority, and Chairman of the Cobb County Chamber of Commerce, serving two terms.

We believe that Mr. Williams’ previous experience as the founder of Post Properties and Chief Executive Officer of WRA and his extensive real estate experience and board service make him well qualified to serve as a member of our Board.

Leonard A. Silverstein is a co-founder of the Company and has served as President and Chief Operating Officer of the Company since August 2012. Prior to such time, Mr. Silverstein served as Executive Vice President, General Counsel, Secretary and Vice Chairman of the Company since our formation in 2009. Mr. Silverstein also has served as General Counsel (from February 2005 until December 2017) and President (from December 2011 until December 2017) of WRA and Chief Operating Officer of Corporate Holdings, LLC, an affiliate of the Company, since October 2004. Since partnering with John A. Williams in 2004, he has been involved in an aggregate of over $4.9 billion of real estate transactions related to investments, acquisitions, financings, management and dispositions, principally in the multifamily sector. From August 1994 to 2004, Mr. Silverstein was a partner at the law firm of McKenna, Long & Aldridge LLP. From January 1991 to August 1994, Mr. Silverstein was a partner at the law firm of Powell, Goldstein, Frazer & Murphy LLP, where he began his legal practice in 1983. In 2017, Mr. Silverstein was elected to the Board of Directors of the Investment Program Association (IPA) to effective as of January 1, 2018. Mr. Silverstein’s practice focused on securities and corporate finance law, corporate governance and mergers and acquisitions, advising both publicly-held and privately-held clients in a variety of industries, including real estate. Mr. Silverstein received his law degree from Vanderbilt University School of Law where he served on the editorial staff of the Vanderbilt Law Review, and his BA from Vanderbilt University, where he graduated magna cum laude.

We believe that Mr. Silverstein’s previous experience as a partner in each of McKenna, Long & Aldridge LLP and Powell, Goldstein, Frazer & Murphy LLP, as the General Counsel and President of WRA, and his current role as Chief Operating Officer of Corporate Holdings, LLC and his legal education make him well qualified to serve as a member of our Board.

Daniel M. DuPree has served as Vice Chairman of the Company since August 2012 and has served as Chief Investment Officer of the Company since January 1, 2014. Mr. DuPree was elected to our Board as a director effective as of March 31, 2011. Until December 31, 2013, Mr. DuPree served as our lead independent director and presided over executive sessions of non-management directors. Mr. DuPree has over 47 years of commercial real estate experience in development, leasing and property management. From March 2009 to March 2012, he served as Chief Executive Officer for The Reynolds Companies, a real estate development company in Atlanta, Georgia. From 1992 to March 2001 and then again from March 2003 to March 2009, Mr. DuPree served as President and Chief Operating Officer for Cousins Properties Incorporated (NYSE: CUZ), a real estate development, acquisition, financing, management and leasing company. From September 2002 to March 2003, Mr. DuPree served as Chief Executive Officer of Barry Real Estate Companies, a real estate development and management company. From 1982 to 1992, he served as Chief Executive Officer of New Market Development Company, a shopping center management and development company which he founded in 1982. From 1976 to 1982, Mr. DuPree served as an Executive Vice President for Post Properties, where he was responsible for shopping center management, leasing and development. From 1974 to 1976, Mr. DuPree was a commercial real estate broker for Coldwell Banker and Company. Mr. DuPree received his Bachelor of Science Business Administration degree from the University of Florida.

We believe that Mr. DuPree’s previous experience as President and Chief Operating Officer of Cousins Properties and as Chief Executive Officer of The Reynolds Companies make him well qualified to serve as a member of our Board.

Steve Bartkowski was elected to our Board as a director, effective as of March 31, 2011. Mr. Bartkowski was an All American in both baseball and football at the University of California at Berkeley. In 1975, he was the first pick in the NFL draft, selected by the Atlanta Falcons, serving as their starting quarterback for the following 11 seasons. Mr. Bartkowski was the NFL’s rookie of the year in 1975, the NFL’s highest rated quarterback for three years, and earned All-Pro honors for his efforts in 1980 and 1981. He was the most valuable player in the NFC in 1980. Mr. Bartkowski led the Falcons to their first playoff game in 1978 and again in 1980 and 1982. Mr. Bartkowski played his last season in the NFL for the Los Angeles Rams and retired from professional football in 1987. Following retirement from professional football, Mr. Bartkowski produced and hosted the popular TNN outdoor television series, Backroad Adventures with Steve Bartkowski from 1994 – 1996. He was also the host of a top rated outdoor television series, Suzuki’s Great Outdoors with Steve Bartkowski, on ESPN from 1990 – 1993. From 2000 until his retirement in late 2017, Mr. Bartkowski worked in business development for DPR Construction, a global commercial contractor and construction management company. Since December 2017, Mr. Bartkowski has served as a consultant to DPR. He is a well-known motivational speaker on personal success and excellence, giving speeches throughout the United States.

We believe that Mr. Bartkowski’s experience in business development for DPR Construction and his previous leadership and management experience, both in professional football and television, make him well qualified to serve as a member of our Board.

Gary B. Coursey was elected to our Board as a director on December 3, 2010. Mr. Coursey has over 49 years of experience in the architectural profession and has managed the completion of thousands of projects representing over $3 billion in construction costs. He founded Gary B. Coursey & Associates Architects, Inc., a LEED certified firm, in 1971 and has built an innovative architectural practice focused on a high level of creativity and design. Mr. Coursey has overseen the design of over 300,000 units of multi-family housing, personal care facilities, athletic facilities, office buildings, industrial buildings, financial institutions, medical facilities, military facilities, restaurants, shopping centers and churches. In January 2015, Mr. Coursey was elected to the College of Fellows of the American Institute of Architects for his notable contributions to the advancement of the profession of architecture. Mr. Coursey has experience throughout the United States, as well as internationally. Mr. Coursey received his Bachelor of Science in Architecture from the Georgia Institute of Technology and his Associate of Science in Building Construction from Southern Polytechnic State University.

We believe that Mr. Coursey’s experience as the founder of Gary P. Coursey & Associates Architects, Inc. and his related architectural design experience make him well qualified to serve as a member of our Board.

William J. Gresham, Jr. was appointed to our Board as a director effective as of January 1, 2014. Mr. Gresham has been involved in commercial real estate in the Atlanta area since 1966, having over 50 years of experience in commercial real estate and office leasing and management. Mr. Gresham currently serves as a consultant for Gresham Real Estate Advisors, Inc., a real estate consulting company, which he founded in 1998. From 1984 to 1990, he served as President and Chief Executive Officer of City Group, Inc., an Atlanta area real estate development company. From 1980 to 1984, Mr. Gresham was Managing Partner of the Atlanta office of Lincoln Property Company, a national real estate developer. Prior to 1980, Mr. Gresham served as President of Gresham Realty Company, an office leasing and management company, which he founded in October 1969. From 1987 to 1990, Mr. Gresham served as a member of the Georgia House of Representatives and, from 1990 to 2007, on the Board of the Georgia Department of Transportation where he served as Chairman of the Board for two separate terms. He currently serves on the Boards of Directors for the Cobb Galleria Authority and the Georgia Sports Hall of Fame, and has served on the Board of Directors of Healthdyne, Inc. and Bank of North Georgia, as well as the Georgia Tech Advisory Board and the Georgia Tech Industrial Management Board. Mr. Gresham has also served in leadership positions for numerous other civic organizations. Mr. Gresham received his bachelor's degree in industrial management from Georgia Institute of Technology.

We believe Mr. Gresham's extensive experience in commercial real estate, his experience as a legislator in Georgia and his experience with the Georgia Department of Transportation, including as the chairman, make him well qualified to serve as a member of our Board.

Howard A. McLure was elected to our Board as a director, effective as of March 31, 2011. In addition, as of January 1, 2014, Mr. McLure has been designated as our lead director by the independent directors to preside over executive sessions of non-management directors. From September 2012 until its sale to a third party in November 2014, Mr. McLure served as Executive Chairman of the Board of Change Healthcare Corporation, a provider of healthcare cost transparency services to self-insured employers who sponsor high deductible health care benefit plans. From May 2011 until September 2012, Mr. McLure served as Chairman and Chief Executive Officer of Change Healthcare Corporation. From March 2007 until November 2009, he served as Executive Vice President of CVS Caremark Corporation (NYSE: CVS) and President of Caremark Pharmacy Services, a division of CVS Caremark Corporation, where he was responsible for all sales and operations of the division. From June 2005 until March 2007, Mr. McLure served as Senior Executive Vice President and Chief Operating Officer of Caremark RX, Inc., listed on the New York Stock Exchange prior to the closing of the CVS Corp. — Caremark RX Inc. merger in March 2007. From May 2000 to June 2005, Mr. McLure served as Executive Vice President and Chief Financial Officer of Caremark RX, Inc. From June 1998 to May 2000, Mr. McLure served as Senior Vice President and Chief Accounting Officer of Caremark RX, Inc. From 1995 to 1998, Mr. McLure was Senior Vice President and Controller of Magellan Health Services, Inc. (now known as Magellan Health, Inc.) (NASDAQ: MGLN), a specialty managed healthcare company. Mr. McLure received his Bachelors of Business Administration in Accounting from the University of Georgia in 1979.

We believe that Mr. McLure’s previous experience as Executive Chairman and Chief Executive Officer of Change Healthcare Corporation, Executive Vice President of CVS Caremark Corporation and Senior Executive Vice President, Chief Operating Officer and Chief Financial Officer of Caremark RX, Inc. make him well qualified to serve as a member of our Board.

Timothy A. Peterson was elected to our Board as a director, effective as of March 31, 2011. Since 2003, Mr. Peterson has been a partner, Chief Financial Officer and member of the Investment Committee and, since 2014, Chief Investment Officer and chair of the Investment Committee, of Altman Development Corporation, a real estate development company that builds multifamily homes, where his primary responsibilities have been overseeing capital markets activities, financial reporting, asset management, strategic planning and budgeting. Mr. Peterson was Chief Financial Officer for Keystone Property Trust from 1998 to 2002, becoming Executive Vice President from 2002 to 2003. From 1989 to 1998, Mr. Peterson served in a series of positions for Post Properties, including as Executive Vice President.

Mr. Peterson was responsible for day-to-day coordination with the accountants, attorneys and investment bankers involved in completing the initial public offering of Post Properties in July 1993. Throughout his career, Mr. Peterson has overseen in excess of $5 billion of real estate financings using public stock sales, secured and unsecured debt, tax-exempt and taxable bond issuances, private placements and joint ventures. Mr. Peterson received his undergraduate degree in Accounting from the University of Florida in 1985 and his MBA in Finance from the University of Florida in 1987.

We believe that Mr. Peterson’s previous experience as Chief Financial Officer of Keystone Property Trust and Executive Vice President of Post Properties, combined with his financial reporting, accounting and initial public offering experience, make him well qualified to serve as a member of our Board.

John M. Wiens was elected to our Board as a director, effective as of May 5, 2016. Since 2011, Mr. Wiens has been Vice President and Portfolio Manager and a member of the investment committee for Stadion Money Management, a privately owned money management firm based near Athens, Georgia founded in 1993. His primary responsibilities at Stadion include research, strategy and risk assessment for existing investments as well as developing new investment products. From 2010 to 2011, Mr. Wiens was a Vice President for J.P. Morgan Private Bank. From 2007 to to 2010, Mr. Wiens was the Vice President - Investment Management Division for Barclays Wealth-Lehman Brothers. From 1996 to 2007, Mr. Wiens was First Vice President - Institutional Director for Merrill Lynch, where he was responsible for institutional investments in debt, derivative and equity products in the southeast. In addition to his other experience, Mr. Wiens is a Chartered Financial Analyst ("CFA") which measures the competence in accounting, ethics, risk evaluation, financial analysis and investment theory and which is one of the most respected designations in finance. Mr. Wiens received his undergraduate degree in Communications from the University of Alabama in 1977 and his MBA in Finance from the University of Alabama in 1978. Mr. Wiens currently holds FINRA series 3, 5, 7, 9, 10, 63 and 65 licenses.

We believe Mr. Wiens' previous experience in the investment and financial industry through multiple market cycles, combined with his CFA designation and his experience with FINRA, the SEC and both retail and institutional investors, make him well qualified to serve as a member of our Board.

THE BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" ALL OF THE NOMINEES NAMED ABOVE.

Biographical Information Regarding Executive Officers Who Are Not Nominated for Election as a Director

Michael J. Cronin, 63, has served as Executive Vice President of the Company since August 2012. In addition, Mr. Cronin has served as Chief Accounting Officer and Treasurer of the Company since our formation in 2009. Mr. Cronin, who is now employed by our Manager effective January 1, 2013, served in various capacities since first joining WRA in December 2005, most recently as Chief Financial Officer from October 2008 until December 2017. Prior to joining WRA, Mr. Cronin served as Vice President of Morgan Stanley Real Estate Advisors from February 2004 to December 2005. Mr. Cronin was the Chief Financial Officer of Hatfield Philips, a commercial real estate company, for three years prior to joining Morgan Stanley Real Estate Advisors. In total, Mr. Cronin has over 26 years of accounting, reporting and finance experience in the real estate field. He is a Certified Public Accountant and holds a BBA and Master's degree in Accounting from the University of Georgia.

Joel T. Murphy, 59, has served as Chief Executive Officer of New Market Properties, LLC, a wholly-owned subsidiary of the Company's operating partnership, since September 1, 2014. Mr. Murphy also served as a member of our Board from September 1, 2014 to May 7, 2015. Mr. Murphy has over 25 years of experience as an executive officer, principal and advisor in retail and multifamily projects, portfolios and investments. From January 2009 to the present, Mr. Murphy has served as Chief Executive Officer of Murphy Capital and Advisory Group LLC; from May 2010 to the present, as Managing Partner of Paces Andrews Associates; from January 2011 to December 2013, as Principal of Iron Tree Capital LLC; and from August 2012 to July 2014, as Chief Executive Officer of Iron Tree Retail LLC. From 1992 to 1995, Mr. Murphy served as the Director of Development of Cousins Properties Incorporated, an Atlanta-based REIT (NYSE: CUZ), and from 1995 to 2008, he served as President of the Retail Division of Cousins Properties Incorporated, as well as a member of its investment committee. From 1988 to 1992, he was a Partner at New Market Development Company, Ltd., a shopping center management and development company, which owned and managed retail properties primarily in the Mid-Atlantic and Southeast regions and Texas. Mr. Murphy also currently serves on the board of directors of The Orvis Company and serves, and has served, on many other boards of directors and related committees.

Director Compensation

Our compensation committee (the "Compensation Committee") designs our director compensation with the goals of attracting and retaining highly qualified individuals to serve as independent directors and fairly compensating them for their time and efforts. Because of our qualification and operation as a real estate investment trust, or REIT, for U.S. federal income tax purposes and the unique attributes of a REIT, service as an independent director on our Board requires broad expertise in the fields of real estate and real estate investing.

In 2017, we compensated each of our independent directors with an annual fee of $60,000. If an independent director also served as our Vice Chairman of the Board, we would compensate such independent director with an additional annual fee of $50,000. We also paid an additional $20,000 annual fee to the chair of our audit committee (the "Audit Committee") and an additional $10,000 annual fee to the chair of the nominating and corporate governance committee (the "Nominating and Corporate Governance Committee"), the chair of the compensation committee (the "Compensation Committee") and the chair of the conflicts committee (the "Conflicts Committee"). In addition, in 2017, we paid each independent director an annual fee of $20,000 for committee service, with this fee paid in equal quarterly installments in arrears. All directors receive reimbursement of reasonable out-of-pocket expenses incurred in connection with attendance at meetings of the Board and committees thereof. If a director is also one of our officers, we will not pay that director any compensation for services rendered as a director. We may issue shares of our common stock pursuant to our 2011 Stock Incentive Plan in lieu of paying an independent director his annual fees and/or meeting fees in cash.

All annual fees paid to our independent directors in 2017 were paid in shares of restricted common stock under our 2011 Stock Incentive Plan which vest in approximately equal amounts quarterly. All fees paid in 2017 for chairing a committee or for committee service were paid in cash. We currently expect that the annual fees owed to our independent directors will be paid in restricted shares of our common stock under our 2011 Stock Incentive Plan through our next annual meeting in 2019, which restricted shares will vest in approximately equal amounts quarterly, that the fees for committee chairs will be paid in cash following the Annual Meeting, and that fees paid for committee service with be paid in cash in equal quarterly installments in arrears. In determining the number of shares granted for the annual fees paid to our independent directors for 2017-2018, our Compensation Committee used the closing price of our common stock for the trading day immediately prior to the date of our 2017 annual meeting to determine the number of shares to grant. If we elect to pay our independent directors in cash, subject to the consent of the Compensation Committee, each independent director may elect to receive his or her annual fees and/or meeting fees in the form of shares of our common stock or a combination of shares of our common stock and cash. The vesting schedule for fees paid to our independent directors in shares of our common stock will be determined by the Compensation Committee in connection with such award. None of the members of the Board will be entitled to any fees for serving on the Board except as set forth above or unless the Board unanimously determines otherwise.

Compensation of our directors as of December 31, 2017 was as follows:

NAME(1)	FEES EARNED OR PAID IN CASH ($)(2)	STOCK AWARDS ($)(3)	OPTION AWARDS ($)	NON-EQUITY INCENTIVE PLAN COMPENSATION ($)	ALL OTHER COMPENSATION ($)(4)	TOTAL ($)
Steve Bartkowski	25,000	60,003	—	—	—	85,003
Gary B. Coursey	25,000	60,003	—	—	—	85,003
William J. Gresham, Jr.	15,000	60,003	—	—	—	75,003
Howard A. McLure	25,000	60,003	—	—	4,500	89,503
John M. Wiens	15,000	60,003	—	—	—	75,003
Timothy A. Peterson	35,000	60,003	—	—	4,500	99,503

(1)
Mr. Williams, our Chairman and Chief Executive Officer, Mr. Silverstein, our President and Chief Operating Officer and member of our board of directors, and Mr. DuPree, our Vice Chairman and Chief Investment Officer, are not included in this table as each of them is a Named Executive Officer of the Company and none of them received compensation for service as a director of the Company in 2017. All compensation paid to Messrs. Williams, Silverstein and DuPree for the services they provide to the Company is reflected in the Summary Compensation Table.

(2)	Represents cash payments for the chair of certain committees and for annual committee service.

(3)
The amounts included in this column represent the aggregate grant date fair value of each award, computed in accordance with Financial Accounting Standard Board - Accounting Standards Codification Topic 718 ("ASC 718"). On May 4, 2017, we issued 4,068 restricted shares of common stock to each of our independent directors in lieu of paying cash as compensation for annual service on our Board; the grant date fair value of each restricted share of common stock was $14.75 based on the closing price of our common stock on the date prior to the date of grant. Each share of restricted common stock, vested, or will vest, in approximately equal amounts on the following dates: August 2, 2017, October 31, 2017, January 29, 2018 and April 29, 2018.

(4)
The amounts for Messrs. Peterson and McLure reflect payments from NMP Advisors, LLC, the entity our Manager contracts with to manage our retail assets, for serving on the advisory committee of NMP Advisors, LLC. The fee is $1,500 per meeting and Messrs. Peterson and McLure each attend three meetings in 2017.

CORPORATE GOVERNANCE

Board of Directors and Committees

Our business is managed by our Manager, subject to the supervision and oversight of our Board. In addition, there are established investment guidelines for our Manager to follow in its day-to-day management of our business. Our Board may amend or revise the investment guidelines without a vote of our stockholders. A majority of our Board members are "independent," as determined by the requirements of the NYSE and the regulations of the SEC. Our directors keep informed about our business by attending meetings of our Board and its committees and through supplemental reports and communications. Our independent directors will meet regularly in executive session without the presence of our corporate officers or non-independent directors.

Audit Committee. Our Audit Committee consists of three of our independent directors: Messrs. Timothy A. Peterson, Howard A. McLure and John M. Wiens. Mr. Peterson serves as chairman of the Audit Committee and as the "audit committee financial expert," as defined in applicable SEC rules. The other two members of the Audit Committee also meet the standard of "audit committee financial expert," as defined in applicable SEC rules. Our Board has adopted a charter for the Audit Committee that sets forth its specific functions, powers, duties and responsibilities. The Audit Committee, by approval of at least a majority of the members, will: (i) select the independent registered public accounting firm to audit our annual financial statements; (ii) review with the independent registered public accounting firm the plans and results of the audit engagement; (iii) approve the audit and non-audit services provided by the independent registered public accounting firm; (iv) review the independence of the independent registered public accounting firm; consider the range of audit and non-audit fees; and (v) review the adequacy of our internal accounting controls. The Audit Committee will have additional powers, duties and responsibilities as may be delegated to it by the Board. During 2017, the Audit Committee held eight meetings.

Compensation Committee. Our Compensation Committee consists of three of our independent directors: Messrs. Gary A. Coursey, who serves as chairman, William J. Gresham, Jr. and John M. Wiens. Actions were also taken during the year by written consent. Our Board has adopted a charter for the Compensation Committee that sets forth its specific functions, powers, duties and responsibilities. Among other things, the Compensation Committee charter calls upon the Compensation Committee to:

•
review and approve on an annual basis the corporate goals and objectives relevant to chief executive officer compensation, if any, evaluate our chief executive officer’s performance in light of such goals and objectives and, either as a committee or together with our independent directors (as directed by the Board), determine and approve the remuneration of our chief executive officer based on such evaluation;

•	review and oversee management’s annual process, if any, for evaluating the performance of our officers and review and approve on an annual basis the remuneration of our officers;

•	oversee our stock incentive plan; and

•	determine from time to time the remuneration for our independent directors.

See "Compensation Discussion and Analysis" for a description of the processes and procedures of the Compensation Committee and for additional information regarding the Compensation Committee’s role and management’s role in determining compensation for executive officers and directors. During 2017, the Compensation Committee held three meetings.

Nominating and Corporate Governance Committee. Our Nominating and Corporate Governance Committee is comprised of three of our independent directors: Messrs. Steve Bartkowski, who serves as chairman, Gary B. Coursey and Timothy A. Peterson. The Nominating and Corporate Governance Committee was formed to establish and implement our corporate governance practices and to nominate individuals for election to the Board. Our Nominating and Corporate Governance Committee operates pursuant to a written charter adopted by our Board. Among other things, the committee charter calls upon the Nominating and Corporate Governance Committee to: (i) develop criteria for selecting new directors and identify individuals qualified to become Board members and members of the various committees of the Board; (ii) select, or recommend that the Board select, the director nominees for each annual meeting of stockholders and the committee nominees; and (iii) develop and recommend to the Board a set of corporate governance principles applicable to the Company. We have not adopted a specific policy regarding the consideration of director nominees recommended to our Nominating and Corporate Governance Committee by stockholders. The Company plans to implement a policy as soon as it receives its first director nominee from stockholders. The Board views it as appropriate to defer developing a formal policy until such time as it receives its first stockholder nominee. Stockholders who wish to recommend nominees for consideration by the committee may submit their nominations in writing to our Secretary at the address provided in this Proxy Statement. The committee may consider these stockholder recommendations when it evaluates and recommends nominees to the Board for submission to the stockholders at each annual meeting. During 2017, the Nominating and Corporate Governance Committee held three meetings.

Conflicts Committee. Our conflicts committee (the "Conflicts Committee") is comprised of three of our independent directors: Messrs. Howard A. McLure, who serves as chairman, Steve Bartkowski and William J. Gresham, Jr. The Conflicts Committee was formed to review, among other things, (i) transactions we enter into with John A. Williams, our Manager or any of their respective affiliates that are subject to an inherent conflict of interest, and (ii) the allocation of investment opportunities among affiliated entities. Our Board has adopted a charter for the Conflicts Committee that sets forth its specific functions, powers, duties and responsibilities. For a description of certain of our conflict resolution procedures, see "Certain Relationships and Related Transactions — Conflicts of Interest — Certain Conflict Resolution Procedures" included elsewhere in this Proxy Statement. During 2017, the Conflicts Committee held three meetings. Actions were also taken during the year by written consent.

Independent Directors. Our Board has determined that each of our independent directors is independent within the meaning of the applicable (i) requirements set forth in the Securities and Exchange Act of 1934, as amended, (the "Exchange Act") and the applicable SEC rules, and (ii) rules of the NYSE. To be considered independent under the NYSE rules, the Board must determine that a director does not have a material relationship with us (either directly, or as a partner, stockholder or officer of an organization that has a relationship with any of those entities, including our Manager and their affiliates). The Board also considered the enhanced independence requirements of the NYSE applicable to members of the Compensation Committee and the enhanced independence requirements of Rule 10A-3 of the Exchange Act applicable to members of the Audit Committee.

Code of Business Conduct and Ethics

Our Board has established a code of business conduct and ethics. Among other matters, the code of business conduct and ethics is designed to deter wrongdoing and to promote:

•	honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

•	full, fair, accurate, timely and understandable disclosure in our SEC reports and other public communications;

•	compliance with applicable governmental laws, rules and regulations;

•	prompt internal reporting of violations of the code of business conduct and ethics to appropriate persons identified in such code; and

•	accountability for adherence to the code of business conduct and ethics.

Waivers to the code of business conduct and ethics may only be granted by unanimous written consent of the independent directors of our Board. If the independent directors grant any waivers of the elements listed above to any of our officers, we expect to announce the waiver within four business days on the corporate governance section on our corporate website. The information on our website is not a part of this Proxy Statement.

Committee Charters and Corporate Governance Guidelines

The charters of the Audit Committee, Compensation Committee, Nominating and Corporate Governance Committee and Conflicts Committee, our Corporate Governance Guidelines and our code of business conduct and ethics may be accessed on our website at www.pacapts.com by selecting the "Investors" link, followed by the "Corporate Governance" link, and are available in print upon request from our Secretary. The information on our website is not a part of this Proxy Statement.

Compensation Committee Interlocks and Insider Participation
Our Compensation Committee is comprised of three of our independent directors. None of these individuals has at any time served as an officer or employee of the Company. None of our executive officers has served as a director or member of the Compensation Committee of any entity that has one or more of its executive officers serving as a member of our Board or Compensation Committee.

Board Leadership and Risk Oversight
Our Board does not have a policy on whether the offices of Chairman of the Board and Chief Executive Officer should be separate and, if they are to be separate, whether the Chairman of the Board should be selected from among the independent directors. Our Board believes that it should have the flexibility to select the Chairman and its Board leadership structure, from time to time, based on the criteria that it deems to be in the best interest of the Company and its stockholders. At this time, the offices of the Chairman of the Board and the Chief Executive Officer are combined, with Mr. Williams serving as Chairman and Chief Executive Officer.

Our Board has reviewed our current Board leadership structure in light of the composition of the Board, the Company's size, the Company's recent formation, the nature of the Company's business and other relevant factors. Considering these factors, the Company has determined not to have a separate Chief Executive Officer and Chairman of the Board. Given the size of our Board, the Board believes that the presence of six independent directors out of the nine directors, with only independent directors sitting on the Board's committees and having a lead independent director, provides sufficient independent oversight of the Chairman and Chief Executive Officer. In addition, the Board believes that combining the Chairman and Chief Executive Officer positions is the right corporate governance structure for the Company at this time because it most effectively utilizes Mr. Williams' extensive experience, knowledge and connections in the multifamily industry; allows Mr. Williams to use his experience, knowledge and connections to lead Board discussions regarding the Company’s business and strategy; and provides unified leadership for the Company as it develops and grows.

The Board has a lead independent director. Our lead director is an independent director who is elected by the independent members of the Board. Howard A. McLure, a director since our initial public offering, currently serves as our lead director. The role of our lead director includes the following duties:

• call meetings of the independent directors, as needed;
• develop the agendas for meetings of the independent directors;
• preside at executive sessions of the independent directors;
• confer regularly with the Chief Executive Officer;
• serve as a liaison between the Chief Executive Officer and the independent directors;
• in consultation with the Chief Executive Officer, review and approve Board meeting schedules and agendas; and
• meet with stockholders as appropriate.

The Board oversees risk through: (i) its review and discussion of regular periodic reports to the Board and its committees, including management reports and studies on existing market conditions, leasing activity and property operating data, as well as actual and projected financial results, and various other matters relating to our business; (ii) the required approval by the Conflicts Committee of all conflict of interest transactions, including, among others, acquisitions and dispositions of properties from affiliates and the engagement of our Manager; (iii) review and discussion of drafts of the Company's periodic reports to the SEC; (iv) the oversight of our business by the Compensation Committee, the Audit Committee and the Nominating and Corporate Governance Committee; and (v) regular periodic reports from our independent public accounting firm and other outside consultants, if necessary, regarding various areas of potential risk, including, among others, those relating to the qualification of the Company as a REIT for U.S. federal income tax purposes and our internal controls over financial reporting.

Meetings of the Board of Directors
During 2017, the Board held eight meetings. Each of our directors attended all the meetings of the Board held during 2017, and attended all meetings of the committees of the Board on which he served during 2017. All our directors attended our annual meeting of stockholders in 2017. We encourage all incumbent directors and director nominees to attend our annual meetings of stockholders.
Communications with Our Board of Directors

Stockholders and any other interested party may communicate with our Board, our lead independent director or any other individual director by writing to us at Preferred Apartment Communities, Inc., Attention: Secretary, 3284 Northside Parkway NW, Suite 150, Atlanta, Georgia 30327. For any communication not sent directly to our Board or an individual director, our Secretary will forward such communication to our lead independent director to the extent our Secretary determines the subject matter of the communication is relevant for consideration.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Management Agreement

We have entered into a sixth amended and restated management agreement (as amended, the "Management Agreement") with our Manager to manage our day-to-day operations. Pursuant to the Management Agreement, our Manager provides us with a management team and appropriate support personnel to implement our business strategy and perform certain services for us, subject to oversight by our Board. Our Manager has an investment committee that oversees our investment guidelines, our investment portfolio and its compliance with our investment guidelines and policies. We do not, nor do we expect to, have any employees while the Management Agreement is in place.

The Management Agreement has a three-year term with automatic yearly renewals upon the expiration of each year of the term, subject to termination by us or our Manager under specified circumstances. The Management Agreement provides that, in the event of termination by us without cause, or, in the event of termination by our Manager for cause (each as described below), we are required to pay to our Manager a termination payment (the "Termination Payment") equal to the recurring fees paid or owing relating to the prior 12-month period multiplied by 2.5. If our Manager is sold to an unaffiliated third party without the consent of our independent directors, or if our Manager assigns the Management Agreement, in whole or in part, without the consent of a majority of our independent directors and the Partnership, the Manager will not be entitled to the Termination Payment.

We may, upon the affirmative vote of at least 75% of our independent directors, terminate the Management Agreement without cause, upon a finding that (a) our Manager is not performing satisfactorily in light of the economic environment existing at such time, or (b) the fees charged by our Manager are not in accordance with the then-current market rates charged by asset management companies rendering services substantially similar to those rendered by our Manager, provided that the termination notice will not be effective if our Manager (i) agrees to continue to provide services for a rate that at least 75% of the independent directors determine to be in accordance with market rates, (ii) delivers a notice of proposal to negotiate, and (iii) reaches an agreement with us as to modified fees within 60 days of such notice. Termination of the Management Agreement by the Company without cause will be effective on the last day of the calendar month that is 180 days following the date such notice is received by our Manager. We may terminate the Management Agreement for cause (a) upon a final determination by a court that there has been a material breach of the Management Agreement by our Manager having a material adverse effect on us, and such breach has continued for a period of 60 days following notice to our Manager (or 90 days if our Manager took steps to cure within 60 days), (b) in the event of a bankruptcy or similar occurrence with respect to our Manager, (c) upon dissolution of our Manager, or (d) upon a final determination of a court that our Manager has committed fraud or similar acts. Our Manager will not be entitled to the Termination Payment if we terminate the Management Agreement for cause.

Our Manager may unilaterally terminate the Management Agreement upon no less than 180 days’ prior written notice to us informing us of our Manager's intention to discontinue performance of services pursuant to the Management Agreement as of the date of termination, in which event our Manager will not be entitled to the Termination Payment. Our Manager may terminate the Management Agreement with immediate effect if we become required to register as an investment company under the Investment Company Act of 1940, in which event our Manager will not be entitled to the Termination Payment. Our Manager may terminate the Management Agreement for cause (a) upon assignment of the Management Agreement by us without the consent of our Manager, (b) upon a change in control of us (as defined), (c) upon a sale of all or substantially all of our assets, or (d) upon the final determination of a court that we have materially defaulted in the performance of its obligations under the Management Agreement, and such default is uncured for 60 days (or 90 days if we took steps to cure within 60 days). In the event of a termination by our Manager for cause, we are required to pay to our Manager the Termination Payment and we are also required to forgive any indebtedness then owing by our Manager to us under any line of credit facility, with the outstanding principal balance so forgiven capped at $15 million.

The Management Agreement provides for the Manager to be paid fees in connection with services provided to us. These fees include asset management, acquisition fees, disposition, general and administrative expense, multifamily property management and leasing, retail management, retail leasing and construction, development and landscaping fees. The asset management fee is equal to one-twelfth of 0.50% of the total value of our assets (including cash or cash equivalents) based on the adjusted cost of our assets before reduction for depreciation, amortization, impairment charges and cumulative acquisition costs charged to expense in accordance with generally accepted accounting principles ("GAAP") (adjusted cost will include the purchase price, acquisition expenses, capital expenditures and other customarily capitalized costs), payable monthly in arrears. Prior to January 1, 2016, and following June 30, 2017, an acquisition fee equal to 1.0% of the gross contract purchase price of the property, loan or other real estate-related asset purchased, was paid for services in connection with selecting, evaluating and acquiring such asset. The multifamily property management and leasing fee and the retail management fee are 4% of the monthly gross revenues of our properties managed and the management fees for office building assets are within the range of 2.0% to 2.75% of gross property revenues, all for services in connection with the rental, leasing, operation and management of our properties and the supervision of any third parties that are engaged by our Manager to provide such services and is payable monthly in arrears, based on the actual gross revenues for the prior month. The retail leasing fee for new leases is equal to the greater of (i) $4.00 per square foot or (ii) the sum of 4.0% of the aggregate base rent for the first ten years of the lease. The retail leasing fee for renewals is equal to the greater of (i) $2.00 per square foot or (ii) the sum of 2.0% of the aggregate base rent for the first ten years of the lease. Notwithstanding the foregoing, retail leasing fees will not exceed customary competitive rates for the market. The general and administrative expense fee is 2% of our monthly gross revenues, and is payable monthly in arrears based on the actual gross revenues of the Company for the prior month. The disposition fee payable upon the sale of one or more of our properties or other assets is an amount equal to 1% of the contract sales price of the asset. Any construction fee, development fee and landscaping fee we pay our Manager, if any, will be at market rates customary and competitive in light of the size, type and location of the asset in connection with the construction, development or landscaping of a property, or for management and oversight of expansion projects and other capital improvements. Also, we may reimburse our Manager for certain costs and expenses it incurs in connection with the services it provides to us. However, the total amount of the asset management, multifamily property management and leasing, retail management, retail leasing and general and administrative expense fees and expenses paid or reimbursed to our Manager will be capped at 1.5% of total value of our assets (including cash and cash equivalents) based on the adjusted cost of our assets before reduction for depreciation, amortization, impairment charges and cumulative acquisition costs charged to expense in accordance with GAAP (adjusted cost will include the purchase price, acquisition expenses, capital expenditures and other customarily capitalized costs). From January 1, 2016 to June 30, 2017, the acquisition fee was eliminated and replaced with a loan origination fee or a loan coordination fee. The loan origination fee is 1.0% of the amount that may be advanced by us for a loan for services in connection with selecting, evaluating and documenting such loan investment. From January 1, 2016 to June 30, 2017, the loan coordination fee was: (1) 1.6% of (i) the initial amount of new debt financed or outstanding debt assumed, other than a refinancing, related to any type of asset owned, directly or indirectly; (ii) the additional amount of any supplemental financing related to any asset owned, directly or indirectly; and (iii) for any acquisition (by purchase, investment or exchange) of asset acquired without any new or assumed debt financing, an amount equal to 63.0% of the purchase price for the acquisition, inclusive of expenses related thereto, but exclusive of any loan coordination fee; less (2) the aggregate amount of loan coordination fees and loan origination fees previously paid in connection with the asset. Following June 30, 2017, the loan coordination fee was reduced from 1.6% to 0.6% and the loan coordination fee for assets acquired without any new or assumed debt financing was eliminated.

The Manager may, in its discretion, make some or all of the asset management, property management, or general and administrative expense fees for properties owned by the Company contingent on future capital transactions. Any contingent fees become due and payable to the extent that, in the event of any capital transaction, the net sale proceeds exceed the allocable capital contributions for the asset plus a 7.0% priority annual return on the asset. An aggregate total of approximately $5.0 million of combined asset management and general and administrative expense fees remain contingent as of December 31, 2017.

OP Agreement

Class B Units. Our operating partnership has granted and in the future may continue to grant Class B Units, representing Class B limited partnership interests in our operating partnership, as equity incentive awards to our directors, officers and employees (if we ever have employees), employees of our Manager and its affiliates, employees of entities that provide services to us, directors of our Manager or of entities that provide services to us, certain of our consultants and certain consultants to our Manager and its affiliates or to entities of such consultants that provide services to us. The Class B Units may be subject to forfeiture or other restrictions upon terms included with any such grant.
In general, the Class B Units are intended to be treated as "profits interests" in our operating partnership for U.S. federal income tax purposes. In general, the Class B Units will receive allocations of net income and net loss consistent with their distribution priorities, however, periodically and upon the occurrence of certain specified events, our operating partnership will revalue its market capitalization and any increase in market capitalization will be allocated first to such Class B Units until the capital account attributable to each such Class B Units is economically equivalent to our capital account attributable to each of the Class A Units we hold in our operating partnership.
At the time the capital account attributable to each such Class B Unit is economically equivalent to our capital account attributable to each of the Class A Units we hold, such Class B Unit shall automatically convert into a Class A Unit and such holder shall be entitled to all rights and preferences and subject to all obligations of any other holder of Class A Units. If the Class B Units are subject to forfeiture, upon a forfeiture of Class B Units, there is a risk that we will recognize taxable income up to the amount of the capital account of such holder of such Class B Units allocable to such Class B Unit. The Class B Units may be entitled to distributions, even though the Class B Units are subject to forfeiture.
After owning a Class A Unit for one year, Class A Unit holders generally may, subject to certain restrictions, exchange Class A Units for the cash value of a corresponding number of shares of our common stock or, at our option, a corresponding number of shares of our common stock. However, subject to certain limitations, in the case of a proposed combination, each Class A Unit holder has the right to exercise its exchange right prior to the stockholder vote on the transaction, even if it has held its units for less than one year. In addition, when Class A Units are issued upon the conversion of a Class B Unit, the period of time the Class B Unit was owned will be considered for the one year ownership requirement of a Class A Unit.
See "Executive Compensation" beginning on page 20 of this Proxy Statement.

Affiliate Loans

We have extended a revolving line of credit to our Manager in an aggregate amount of up to $18.0 million, in order to provide liquidity to our Manager in support of its ongoing business operations. The credit line bore interest at 8.0% per annum until December 31, 2017, with interest payable monthly and matures on December 31, 2018. Starting January 1, 2018, the credit line bears interest at 6.0% per annum. At December 31, 2017, the amount drawn by our Manager was approximately $14.5 million, and for the year ended December 31, 2017, interest revenue was $1,138,464.

We have an outstanding loan to Preferred Capital Marketing Services, LLC, or PCMS, in the original principal amount of $1.5 million. PCMS is under common control with our Manager. This loan bears interest at 10.0% per annum, with interest payable monthly and matures on December 31, 2018. At December 31, 2017, the amount owed by PCMS was approximately $0.9 million, and for the year ended December 31, 2017, interest revenue from PCMS was $99,622.

Management Agreement Fees

The Management Agreement entitles our Manager to receive compensation for various services it performs related to acquiring and financing assets, originating loans and managing properties on the Company's behalf:

		Twelve months ended December 31,
Type of Compensation	Basis of Compensation	2017	2016	2015

Acquisition fees	1% of the gross purchase price of real estate assets acquired prior to January 1, 2016 and after June 30, 2017	$6,131,221	$—	$6,292,280
Loan origination fees	1.0% of the maximum commitment of any real estate loan, note or line of credit receivable	1,330,796	1,886,105	1,349,273
Loan coordination fees	January 1, 2016 to June 30, 2017, 1.6% of any assumed, new or supplemental debt incurred in connection with an acquired property. After June 30, 2017, 0.6% of any assumed, new or supplemental debt incurred in connection with an acquired property.	5,559,615	10,560,120	—
Asset management fees	Monthly fee equal to one-twelfth of 0.50% of the total book value of assets, as adjusted	12,908,371	8,602,675	3,622,589
Property management fees	Monthly fee equal to 4% of the monthly gross revenues of the properties managed	6,381,708	4,943,899	2,456,968
General and administrative expense fees	Monthly fee equal to 2% of the monthly gross revenues of the Company	5,237,618	3,483,460	1,764,555
Construction management fees	Quarterly fee for property renovation and takeover projects	331,767	173,614	59,554

		$37,881,096	$29,649,873	$15,545,219

Conflicts of Interest

We are subject to various conflicts of interest arising out of our relationship with our Manager, and its affiliates, including conflicts related to the arrangements pursuant to which our Manager and its affiliates will be compensated by us. Our agreements and compensation arrangements with our Manager and its affiliates were not determined by arm’s length negotiations. We anticipate that future acquisitions by us of assets likely will be mostly from unaffiliated third parties, but we would still consider acquisitions from affiliated third parties if any such acquisition made financial sense to us and was approved by our Conflicts Committee comprised solely of independent directors.

Our Manager and its affiliates will try to balance our interests with their duties to other affiliated or related programs. However, to the extent that our Manager or its affiliates take actions that are more favorable to other entities than to us, these actions could have a negative impact on our financial performance and, consequently, on distributions to our stockholders and the value of our common stock. In addition, our directors, officers and certain of our stockholders may engage for their own account in business activities of the types conducted or to be conducted by our subsidiaries and us.

Our independent directors have an obligation to function on our behalf in all situations in which a conflict of interest may arise, and all our directors have a duty to act in a manner reasonably believed to be in our best interest.

Certain Conflict Resolution Procedures

Every transaction that we enter into with our Executive Officers, our Manager, any member of our Board or any of their respective affiliates or related parties, and any other of our related persons will be subject to an inherent conflict of interest. Our Board may encounter conflicts of interest in enforcing our rights against any affiliate in the event of a default by or disagreement with an affiliate or in invoking powers, rights or options pursuant to any agreement between us and our Executive Officers, our Manager, member of our Board or any of their respective affiliates or related parties, and any other of our related persons. In order to reduce or eliminate certain potential conflicts of interest, our Conflicts Committee will review (i) all transactions we enter into with our Executive Officers, our Manager, any member of our Board or any of their respective affiliates or related parties, and any other of our related persons, and (ii) the allocation of investment opportunities among affiliated entities. The policies and procedures of the Conflicts Committee are evidenced in the charter of the Conflicts Committee.

In addition, our code of business conduct and ethics requires all of our personnel to be vigilant in avoiding a conflict of interest as it relates to our interests and the interests of our officers and directors or the interests of the employees, officers and directors of our Manager when such individuals are acting for or on our behalf. The code prohibits us from, among other things, entering into a transaction or a business relationship with such a related person or in which such a related person has a substantial financial interest, unless such transaction and relationship are disclosed to and approved in advance by our Conflicts Committee.

Each of our directors and executive officers is required to complete an annual disclosure questionnaire and report all transactions with us in which they and their immediate family members had or will have a direct or indirect material interest with respect to us. We review these questionnaires and, if we determine that it is necessary, discuss any reported transactions with the entire Board. We do not have a formal written policy for approval or ratification of such transactions, as all such transactions are evaluated on a case-by-case basis.
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Exchange Act requires our directors and officers (as defined in the Exchange Act), and persons who own more than ten percent of a registered class of the Company's equity securities, if any, to file with the SEC reports of ownership of the Company and reports of changes in ownership. Such persons must furnish copies of all such reports that they file to us. Based solely on a review of such reports and written representations of our directors and officers, we believe that during the fiscal year ended December 31, 2017 ("fiscal year 2017"), the Company’s officers, directors and greater than ten percent owners timely filed all reports they were required to file under Section 16(a), other than an aggregate of two late Form 4s by two directors due to late reporting to the Company of sale transactions.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Our Compensation Discussion and Analysis describes our compensation program, objectives and policies for our Named Executive Officers for fiscal year 2017. Our Named Executive Officers for fiscal year 2017 were John A. Williams, Chief Executive Officer, Michael J. Cronin, Executive Vice President, Chief Accounting Officer and Treasurer, Leonard A. Silverstein, President and Chief Operating Officer, Daniel M. DuPree, Chief Investment Officer, and Joel T. Murphy, Chief Executive Officer - New Market Properties, LLC.

Overview of Compensation Program and Philosophy

We have no employees. We are externally managed by our Manager pursuant to the Management Agreement. All our Named Executive Officers are employees of our Manager and/or affiliates of our Manager that provide services to us. We have not paid, and do not intend to pay in 2018, any cash compensation to our Named Executive Officers. We do not provide our Named Executive Officers with pension benefits, perquisites or other personal benefits. We have no arrangements to make cash payments to our Named Executive Officers upon their termination from service as our officers. While we do not pay our Named Executive Officers any cash compensation, the Compensation Committee may grant our Named Executive Officers equity-based awards intended to align their interests with the interests of our stockholders. In establishing award levels, the Compensation Committee currently does not plan to engage in any benchmarking of award levels/opportunities, believing that there is insufficient information regarding incentive awards in the case of externally-managed REITS. In addition, Mr. Williams has informed us that he intends to have any equity-based awards he is granted transferred to a trust for the benefit of his children for which neither he nor his spouse is the trustee. Mr. Williams has informed us that these planned transfers are made for tax and estate planning purposes. If these equity-based awards are originally granted to Mr. Williams, any transfer will be reported as a disposition by Mr. Williams under Section 16(a) of the Exchange Act.

Say-On-Pay Vote
At our 2015 annual meeting of stockholders, we provided our stockholders with the opportunity to vote to approve, on an advisory basis, the compensation of our Named Executive Officers. An overwhelming majority of our stockholders (95.2%) that voted on this proposal at the 2015 annual meeting of stockholders approved the compensation of our Named Executive Officers as described in our proxy statement for the 2015 annual meeting of stockholders. The Compensation Committee reviewed the results of this advisory "say-on-pay" vote and considered it in determining specific award amounts granted to our Named Executive Officers for 2017. The Compensation Committee will also carefully consider the results of the stockholder advisory vote on executive compensation when making future decisions on the compensation of our Named Executive Officers, along with other expressions of stockholder views it receives on specific policies and desirable actions. The Company will have a say-on-pay vote at the Annual Meeting regarding the compensation of our Named Executive Officers as described in this Proxy Statement.

Say-on-Pay-Frequency Vote

At our 2012 annual meeting of stockholders, our stockholders who voted on the 2012 say-on-pay frequency vote recommended by a substantial majority (79.9%) that we hold an advisory stockholder vote on the compensation of our Named Executive Officers every three years. As a result of this vote, an advisory vote on the Named Executive Officers compensation was held at the 2015 annual meeting of stockholders. The Company will have a say-on-pay-frequency vote at the Annual Meeting regarding the frequency of future advisory stockholder votes on the compensation of our named executive officers.

Cash and Other Compensation

We do not pay or accrue any salaries or bonuses to our Named Executive Officers.

Supplementary Compensation Disclosure

While not required under the guidelines of the SEC, we have provided supplemental compensation information with respect to our Named Executive Officers in the Summary Compensation Table on Page 24 of this Proxy Statement. This information has been disclosed in order to provide our shareholders with additional information to understand the overall compensation provided to our Named Executive Officers both by our Manager and directly by the Company through the awarding of annual equity grants. As illustrated in the Summary Compensation Table, we believe that the compensation provided to our Named Executive Officers is well aligned with the interests of our shareholders as it is heavily weighted to equity awards that are earned based on the achievement of increases in our market capitalization above pre-determined baseline levels.

Equity-Based Compensation

The Compensation Committee may, from time to time pursuant to our 2011 Stock Incentive Plan, grant our Named Executive Officers equity-based awards, including options, restricted shares, restricted share units, unrestricted shares and other awards based on our shares. No such equity based awards were granted under the 2011 Stock Incentive Plan to our Named Executive Officers in fiscal year 2017.

In addition, under the operating partnership agreement of our operating partnership Class B Units may be granted to our directors, officers (including our Named Executive Officers) and employees (if we ever have employees), employees of our Manager and its affiliates, employees of entities that provide services to us, our Manager and its affiliates, or to entities that provide services to us. To the extent that our Named Executive Officers are granted Class B Units in respect of their services to us, they do not receive duplicate compensation under our 2011 Stock Incentive Plan. These equity-based awards are generally subject to vesting requirements, and are designed to promote the retention of management and to achieve strong performance for the Company. These equity-based awards provide a further benefit to us by enabling our Manager and its affiliates to attract, motivate and retain talented individuals. If and when granted, these equity-based awards are designed to align the interests of our Named Executive Officers with those of our stockholders, by allowing our Named Executive Officers to share in the creation of value for our stockholders through capital appreciation and dividends.

We currently do not have any equity ownership requirements or guidelines for our Named Executive Officers.

We believe our compensation policies are particularly appropriate since we are an externally managed REIT. REIT regulations require us to pay at least 90% of our REIT taxable income to stockholders as dividends. As a result, we believe that our common stockholders are principally interested in receiving attractive risk-adjusted dividends and growth in dividends and market capitalization. Accordingly, we want to provide an incentive to our Named Executive Officers that rewards success in achieving these goals. Since we generally do not have the ability to retain earnings, we believe that equity-based awards serve to align the interests of our Named Executive Officers with the interests of our stockholders in receiving attractive risk-adjusted dividends and growth. Additionally, we believe that equity-based awards are consistent with our stockholders' interest in market capitalization growth as these individuals will be incentivized to grow our market capitalization for stockholders over time. We believe that this alignment of interests provides an incentive to our Named Executive Officers to implement strategies that will enhance our overall performance and promote growth in dividends and growth in our market capitalization.

The Compensation Committee does not use a specific formula to calculate the number of equity awards and other rights awarded to our Named Executive Officers under our 2011 Stock Incentive Plan or our operating partnership agreement. The Compensation Committee does not explicitly set future award levels/opportunities on the basis of what the Named Executive Officers earned from prior awards. While the Compensation Committee will take past awards, if any, into account it will not solely base future awards in view of those past awards. Generally, in determining the specific amounts to be granted to an individual, the Compensation Committee will take into account factors such as our performance, the individual's position, his or her contribution to our performance, and general market practices of our peers and similarly sized companies, as well as the recommendations of our Manager.

Class B Unit Grants

2017 Grants. On January 3, 2017, the Compensation Committee approved the grant of 207,747 Class B Units (the "2017 Class B Units") to the following Named Executive Officers in lieu of reimbursement for aggregate annual cash compensation of $3,050,000 for 2017:

Name	2017 Class B Units
John A. Williams	64,699
Michael J. Cronin	13,621
Leonard A. Silverstein	51,078
Daniel M. DuPree	51,078
Joel T. Murphy	27,242

The Compensation Committee increased the value of Class B Unit grants approximately 8.0% in 2017 from the value of the Class B Units granted in 2016 to keep the aggregate compensation of the Company's Named Executive Officers (if all 2017 Class B Units are earned) in line with that of the Company's peers. All grants of 2017 Class B Units were determined using the value of the underlying shares of our common stock that may be issued if the market capitalization of the Company hits a target increase of approximately $4.5 million. This target increase is measured on the first anniversary of the grant and, if not fully met on that date, it is measured quarterly thereafter until the full target increase is met or until the Named Executive Officers forfeits their Class B Units.

All of the the 2017 Class B Units for Messrs. Williams, Silverstein, DuPree and Murphy vested on January 2, 2018 and one third of the 2017 Class B Units of Mr. Cronin vested on January 2, 2018. The unvested 2017 Class B Units of Mr. Cronin will vest equally in January 2019 and January 2020. All determinations, interpretations and assumptions related to the vesting and calculation of the amount of 2017 Class B Units earned were, and will be, made by the Compensation Committee. On January 2, 2018, the Compensation Committee determined that all of the 2017 Class B Units were fully earned and the Class B Units that vested were converted into Class A Units. In making this determination, all market capitalization calculations made by the Compensation Committee were based on the total number of shares of our common stock outstanding on the date of grant and the volume weighted average of the closing per share prices of our common stock reported by the NYSE for the five consecutive trading days ending on (and including) the valuation date. As of January 2, 2018, the Compensation Committee's determination that all 2017Class B Units were earned was based on our achievement as of the valuation date of an approximately $164.8 million increase in our market capitalization above the baseline value of approximately $384.7 million on the date of grant. All vested and earned 2017 Class B Units automatically converted on a one-for-one basis into Class A Units of our operating partnership which are exchangeable for shares of our common stock on a one-for-one basis, or cash, as elected by us. Any shares of our common stock underlying the Class A Units, if and when issued, will be issued pursuant to our 2011 Stock Incentive Plan. The Compensation Committee believes the grant of the 2017 Class B Units aligned the interests of these Named Executive Officers closely with the interests of our stockholders in growth in dividends and our market capitalization.

The 2017 Class B Units were designed to qualify as "profits interests" in our operating partnership for federal income tax purposes. As a general matter, the profits interests' characteristics of the 2017 Class B Units means that at the time of grant they were not economically equivalent in value to a Class A Unit and the economic value increase over time as and when earned.

The 2017 Class B Units also provided provisions for accelerated vesting and determination of the number earned in the event of a change of control or termination of service prior to January 2, 2018. For more information see "Potential Payments upon Termination or Change of Control" below.

Accounting and Tax Considerations

ASC 718. We generally follow guidance for stock-based awards under ASC 718. Certain future stock-based compensation expense will be affected by our stock price, the number of stock-based awards our Compensation Committee grants, if any, in fiscal year 2018 and subsequent years, as well as a number of complex and subjective valuation assumptions and the related tax impact. These valuation assumptions may include, but are not limited to, dividend yields on our stock, risk-free interest rates, the expected term of the award and the volatility of our common stock price.

Role of Executive Officers in the Compensation Process

Our Chief Executive Officer, our President and Chief Operating Officer and our Chief Investment Officer provide input and recommendations to the Compensation Committee for the compensation, if any, paid to each of our Named Executive Officers. The Compensation Committee considers these recommendations when determining salary, if any, awarding incentive compensation and setting incentive opportunities for the coming year. In addition, our Chief Accounting Officer analyzes the financial implications of various executive compensation plan designs.

Independent Compensation Consultant

In 2015, the Compensation Committee engaged FPL Associates ("FPL") as its independent compensation consultant to advise the Compensation Committee with respect to our equity-based compensation program for our Named Executive Officers in 2016. Prior to engaging FPL in 2015, no independent consultants were used by the Company or the Compensation Committee. All of FPL's work was done at the direction of or on behalf of the Compensation Committee, who considered the independence of FPL in accordance with NYSE requirements. Although the Compensation Committee considers the advice of its independent consultant, the Compensation Committee has the final decision-making authority with respect to all elements of compensation. FPL does not provide any additional services to us. FPL was not engaged for 2017.

Securities Trading Policy

We maintain a comprehensive securities trading policy which provides, among other things, that "covered persons" and "insiders" who are aware of material, non-public information regarding the Company may not disclose or trade on such information. In addition, "covered persons" and "insiders" are prohibited from transacting in derivative securities of the Company, short selling Company securities, buying or selling Company securities during any blackout period, holding Company stock in a margin account or pledging Company stock as collateral for a loan. Individuals classified as "insiders" (which include the Named Executive Officers) and their family members generally may not buy or sell Company securities without prior approval of the Company's General Counsel, except under approved Rule 10b5-1 trading plans. To our knowledge, our Named Executive Officers comply with the policy, and none of our Named Executive Officers currently holds our securities in a margin account or has used our securities as collateral for a loan.

COMPENSATION COMMITTEE REPORT

Our Compensation Committee has furnished the following report. The information contained in this "Compensation Committee Report" is not to be deemed "soliciting material" or "filed" with the SEC, nor is such information to be incorporated by reference into any future filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate it by reference into such filings.

Our Compensation Committee has reviewed and discussed the "Compensation Discussion and Analysis" required by Item 402(b) of Regulation S-K of the Exchange Act with management.

Based on such review and discussions, our Compensation Committee recommended to our Board that the "Compensation Discussion and Analysis" be included in this Proxy Statement and in our Annual Report on Form 10-K for the fiscal year ended December 31, 2017 for filing with the SEC.

The Compensation Committee

Gary B. Coursey, Chairman
William J. Gresham, Jr.
John M. Wiens

SUMMARY COMPENSATION TABLE

We do not provide any of our Named Executive Officers with any cash compensation or bonus. Nor do we provide any Named Executive Officer with pension benefits or nonqualified deferred compensation plans. We have not entered into any employment agreements with any person, and are not obligated to make any cash payments upon termination of employment or a change in control of us.

The table below summarizes the total compensation paid or awarded to each of our Named Executive Officers for the fiscal years indicated. For a more thorough discussion of our executive compensation program, see the Compensation Discussion and Analysis beginning on page 20 of this Proxy Statement.

Name and Principal Position	Year	Salary(1) ($)	Bonus(1) ($)	Stock Awards(2) ($)	Total
John A. Williams	2017	$1,150,000	-	$771,212	$1,921,212
Chief Executive Officer	2016	$900,000	-	$676,393	$1,576,393
	2015	$600,000	-	$518,575	$1,118,575
Michael J. Cronin	2017	$400,000	$75,000	$162,362	$637,362
Executive Vice President, Chief	2016	$375,000	-	$150,310	$525,310
Accounting Officer and Treasurer	2015	$255,000	-	$118,535	$373,535
Leonard A. Silverstein	2017	$900,000	-	$608,850	$1,508,850
President and	2016	$700,000	-	$526,084	$1,226,084
Chief Operating Officer	2015	$450,000	-	$407,449	$857,449
Daniel M. DuPree	2017	$900,000	-	$608,850	$1,508,850
Chief Investment Officer	2016	$700,000	-	$526,084	$1,226,084
	2015	$350,000	-	$259,291	$609,291
Joel T. Murphy	2017	$550,000	$225,000	$324,725	$1,099,725
Chief Executive Officer - New	2016	$500,000	-	$244,261	$744,261
Market Properties, LLC	2015	$413,000	-	$285,216	$698,216

*
The columns for "Option Awards," "Non-Equity Incentive Plan Compensation" and "Change in Pension Value and Nonqualified Deferred Compensation Earnings" have been omitted because they are not applicable.

(1)
While disclosed here, salary and cash bonus amounts are not paid by the Company. All amounts were paid by the Manager except for Mr. Murphy, who was paid his salary and bonus solely by NMP Advisors, LLC.

(2)
Represents the total grant date fair value of the Class B Units granted in 2015, 2016 and 2017 determined in accordance with ASC 718. We engaged a third party valuation consultant to develop the grant date fair values of the Class B Units using a Monte-Carlo simulation. The simulation was run using assumptions regarding dividend yield, expected volatility, risk-free interest rate and service period. Since we had a limited amount of operating history in the public equity market, in 2015, the expected volatility assumption was derived from the observed historical volatility of the common stock prices of a select group of peer companies within the REIT industry that most closely approximate our size, capitalization, leverage, line of business and geographic focus markets (as discussed in "Compensation Discussion and Analysis"). In 2016, we began using our own public equity market history for the expected volatility assumption.

CEO Pay Ratio

As a result of the recently adopted rules under the Dodd-Frank Act, beginning with our 2018 proxy statement, the SEC requires disclosure of the CEO to median employee pay ratio. However, since we have no employees and all of our Named Executive Officers are employees of our Manager and/or affiliates of our Manager that provide services to us, we do not have a pay ratio to disclose.

GRANTS OF PLAN-BASED AWARDS THAT OCCURRED IN 2017(1)

		Estimated Future Payouts Under Equity Incentive Plan Awards
Name	Grant Date	Threshold(1)	Target(2)	Maximum(2)
John A. Williams	January 3, 2017	N/A	64,699	64,699
Michael J. Cronin	January 3, 2017	N/A	13,621	13,621
Leonard A. Silverstein	January 3, 2017	N/A	51,078	51,078
Daniel M. DuPree	January 3, 2017	N/A	51,078	51,078
Joel T. Murphy	January 3, 2017	N/A	27,242	27,242

(1)
Our 2017 Class B Unit awards do not have threshold (or minimum amount) numbers of Class B Units that are earned for a certain level of performance under the award agreements. As such, the threshold level shown in the table is "N/A" based on the fact that there is a potentially infinite time over which the Class B Units may be earned, subject to the Named Executive Officer's continued service. All of the the 2017 Class B Units for Messrs. Williams, Silverstein, DuPree and Murphy vested on January 2, 2018 and one third of the 2017 Class B Units of Mr. Cronin vested on January 2, 2018. The unvested 2017 Class B Units of Mr. Cronin will vest equally in January 2019 and January 2020. On January 2, 2018, the Compensation Committee determined that all of the 2017 Class B Units were fully earned and that all of the vested 2017 Class B Units were converted to Class A Units.

(2)
Our target and maximum amounts are the same as the specified performance target of an aggregate approximate $4.6 million increase in our market capitalization after a one-year vesting period, which would result in all of the 2017 Class B Units being earned.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END

	Stock Awards
Name	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(1)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(2)
John A. Williams	0	N/A	64,699	$1,310,155
Michael J. Cronin	0	N/A	4,541	$91,955
Leonard A. Silverstein	0	N/A	51,078	$1,034,330
Daniel M. DuPree	0	N/A	51,078	$1,034,330
Joel T. Murphy	0	N/A	27,242	$551,651

(1)
Represents the number of 2017 Class B Units awarded as reported in the Grants of Plan-Based Awards That Occurred in 2017 table at the "Target" level. Except with respect to Mr. Cronin, the Class B Units granted in 2017 vested pursuant to their terms on January 2, 2018. With respect to Mr. Cronin, one third of Class B Units granted in 2017 vested on January 2, 2018, and the unvested 2017 Class B Units of Mr. Cronin will vest equally in January 2019 and January 2020. On January 2, 2018, the Compensation Committee determined that all of the 2017 Class B Units were fully earned and were converted to Class A Units.

(2)	The amounts are calculated by multiplying $20.25, the closing price of our common stock as reported by the NYSE for December 29, 2017, by the applicable number of 2017 Class B Units.

OPTION EXERCISES AND STOCK VESTING

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)(2)
John A. Williams	67,437	1,005,486
Michael J. Cronin	4,995	74,475
Leonard A. Silverstein	52,451	782,044
Daniel M. DuPree	52,451	782,044
Joel T. Murphy	8,118	121,039

(1)
Represents the number of Class B Units granted on January 4, 2016 that vested on January 3, 2017 and were earned on January 3, 2017 and became Class A Units when earned, which are exchangeable for shares of our common stock on a one-for-one basis, or cash, as elected by us.

(2)
The amounts are calculated by multiplying $14.91, the closing price of our common stock as reported by the NYSE on December 30, 2016 (the last trading date prior to the vesting date), by the number of Class B Units converted to Class A Units.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL

Under the 2017 Class B Unit grants, in the event that we would have experienced a change of control prior to January 2, 2018, 100% of the 2017 Class B Units would have immediately and automatically vested at that time. In addition, a calculation to determine if, and to what extent, the 2017 Class B Units were earned would have been made using the fair value of our common stock on a per share basis, as determined by the Compensation Committee based on the total consideration paid or payable in the transaction resulting in the change of control, to calculate our market capitalization.

The 2017 Class B Unit grants also provided that in the event a participant’s service as an executive officer with us terminated due to death or disability prior to January 2, 2018, a pro rata portion of the participant's 2017 Class B Units would be forfeited based upon the number of days from the date of the death or disability to January 2, 2018, but the unforfeited portion of the participant's 2017 Class B Units would fully vest as of the date of the participant’s death or disability.

Further, under the 2017 Class B Units, if a participant’s service as an executive officer with us would have ceased for any reason other than death, disability or change of control, any 2017 Class B Units that had not been earned and vested would have been automatically forfeited, although the Compensation Committee could have, in its sole discretion, determined that all or any portion of any of the 2017 Class B Units awarded should become fully vested and not forfeited.

If on December 31, 2017 we had incurred a change of control or the Named Executive Officers’ service with us would have terminated due to death or disability, assuming that all 2017 Class B Units would have become vested and earned as of such date, and without regard to any proration, Messrs. Williams, Cronin, Silverstein, DuPree and Murphy's 2017 Class B Units would have vested and been earned as of such date with values of $1,310,155, $91,955, $1,034,330, $1,034,330 and $551,651, respectively. Such amounts are calculated by multiplying $20.25 (the closing price of our common stock as reported on December 29, 2017 by the NYSE), by the applicable number of 2017 Class B Units.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The following table sets forth information as of December 31, 2017 regarding our compensation plans and the common stock we may issue under the plans.

EQUITY COMPENSATION PLAN INFORMATION TABLE

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans approved by stockholders(1)	488,307(2)	N/A	907,882
Equity compensation plans not approved by stockholders	-	-	0
Total	488,307	-	907,882

(1)
Includes our 2011 Stock Incentive Plan, which authorized a maximum of 2,617,500 shares of our common stock for issue. Awards may be made in the form of issuances of common stock, restricted stock, stock appreciation rights, performance shares, incentive stock options, non-qualified stock options or other forms. Eligibility for receipt of, amounts, and all terms governing awards pursuant to the 2011 Stock Incentive Plan, such as vesting periods and voting and dividend rights on unvested awards, are determined by our Compensation Committee.

(2)
Represents 465,507 Class A Units of our operating partnership, which are exchangeable for shares of our common stock on a one-for-one basis, or cash, as elected by us, and 22,800 Restricted Stock Units. Excluded are 419,228 Class A Units which were granted as partial consideration to the seller in conjunction with the seller's contribution to us on February 29, 2016 of the Wade Green grocery-anchored shopping center.

AUDIT COMMITTEE REPORT

Our Audit Committee has furnished the following report.

The information contained in this "Audit Committee Report" is not to be deemed "soliciting material" or "filed" with the SEC, nor is such information to be incorporated by reference into any future filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate it by reference into such filings.

The Audit Committee reviews our financial reporting process on behalf of the Board of Directors of Preferred Apartment Communities, Inc. (the "Board"). Management is responsible for the financial statements and the reporting process, including the system of internal controls. PricewaterhouseCoopers LLP, our independent registered public accounting firm, is responsible for expressing an opinion on the conformity of the audited financial statements with accounting principles generally accepted in the United States of America.

In fulfilling its responsibilities:

•	The Audit Committee reviewed and discussed the audited financial statements contained in the 2017 Annual Report on SEC Form 10-K with our management and with PricewaterhouseCoopers LLP.

•	The Audit Committee discussed with PricewaterhouseCoopers LLP the matters required to be discussed by Statement on Auditing Standards No. 1301, Communication with Audit Committees.

•
    The Audit Committee received from PricewaterhouseCoopers LLP written disclosures and the letter required by the applicable requirements of the Public Company Accounting Oversight Board regarding PricewaterhouseCoopers LLP's communications with the audit committee regarding independence, and discussed with PricewaterhouseCoopers LLP its independence from us and our management.

In reliance on the reviews and discussion noted above, the Audit Committee recommended to the Board (and the Board has approved) that the audited financial statements be included in our Annual Report on SEC Form 10-K for the fiscal year ended December 31, 2017, for filing with the SEC.

Audit Committee

Timothy A. Peterson, Chairman
Howard A. McLure
John M. Wiens

PROPOSAL NO. 2 - PROPOSAL TO APPROVE (ON AN ADVISORY BASIS) COMPENSATION OF THE
NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT

Our Board of Directors recommends a vote FOR the proposal to approve compensation of the Named Executive Officers as Disclosed in this Proxy Statement

General

Our Board is committed to corporate governance best practices and recognizes the significant interest of stockholders in executive compensation matters. In accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act, we are providing stockholders with the opportunity to cast an advisory vote on the 2017 compensation of our Named Executive Officers as disclosed in this Proxy Statement, including in the section entitled "Compensation Discussion and Analysis," the compensation tables and other executive compensation disclosures.

The stockholder vote will not be binding on us or our Board, and it will not be construed as overruling any decision by us or our Board or creating or implying any change to, or additional, fiduciary duties for us or our Board. Nevertheless, the Board’s Compensation Committee, which is comprised solely of independent directors and is responsible for making decisions regarding the amount and form of compensation paid to our executive officers, will carefully consider the stockholder vote on this matter, along with other expressions of stockholder views it receives on specific policies and desirable actions. If there are a significant number of unfavorable votes, we will seek to understand the concerns that influenced the vote and address them in making future decisions affecting the executive compensation program.

As discussed in the Compensation Discussion and Analysis beginning on page 20 of this Proxy Statement, our Board believes that our compensation program is directly linked to our business objectives of generating income for our stockholders and growing our market capitalization. For example:

•
While we do not pay our Named Executive Officers any cash compensation, our Compensation Committee may grant our Named Executive Officers equity awards intended to align their interests with those of our stockholders, thereby allowing our Named Executive Officers to share in the creation of value for our stockholders through stock appreciation and dividends.

•	These equity awards are generally subject to vesting requirements, and are designed to promote the retention of management and to achieve strong performance for our Company.

•	These awards further provide flexibility to us in our ability to enable our Manager and its affiliates to attract, motivate and retain talented individuals at our Manager and its affiliates.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPROVAL (ON AN ADVISORY BASIS) OF THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT.

PROPOSAL NO. 3 - PROPOSAL REGARDING THE FREQUENCY (ON AN ADVISORY BASIS) OF EXECUTIVE COMPENSATION ADVISORY VOTES

While you have the opportunity to vote for every one, two or three years, or abstain from voting on the frequency of say-on-pay votes, our Board unanimously recommends that you vote for a frequency of say-on-pay votes of THREE YEARS.

We are seeking a vote from stockholders as to whether an advisory vote on executive compensation should occur every one, two or three years. The option (every one, two or three years) receiving the greatest number of "for" votes will be considered the frequency recommended by stockholders. We are providing this advisory vote as required pursuant to Section 14A of the Exchange Act. The last such vote occurred at our 2012 Annual Meeting of Stockholders where over 79.9% of the shares were voted for having our say-on-pay vote every three years.

We continue to believe that a vote that occurs every three years will permit stockholders to evaluate our executive compensation program against our long-term performance. We believe that our compensation program is directly linked to our principal business objective of generating income for our stockholders and growing our market capitalization.

The results of our last say-on-pay vote held at our 2015 Annual Meeting of Stockholders resulted in approximately 95.2% of the voted shares voting FOR the say-on-pay vote. In addition, the previous say-on-pay vote held at our 2012 Annual Meeting of Stockholders resulted in approximately 98.5% of the voted shares voting FOR the say-on-pay vote. With these strong votes regarding say-on-pay, we believe it makes sense to continue with holding our say-on-pay vote every three years.

We take a long-term view toward our performance, and therefore believe it is most appropriate for stockholders to express their views on our compensation program every three years. In determining to recommend that the stockholders select a frequency of once every three years, our Board considered how an advisory vote at such frequency will provide our stockholders with sufficient time to evaluate the effectiveness of our overall compensation philosophy, objectives and practices in the context of our long-term business results for such period, while avoiding overemphasis on short-term fluctuations in compensation and business results that could occur over shorter periods of time. An advisory vote occurring once every three years will also permit our stockholders to fully observe and evaluate the impact of any changes to our executive compensation philosophy and objectives that have occurred since the last advisory vote on named executive officer compensation, including any changes in response to the outcome of a prior advisory vote on named executive officer compensation.

If a stockholder has a concern about our compensation program and would like to contact us, our Board and our Compensation Committee may be contacted either individually or as a group at any time as noted under "Communications with Our Board of Directors" in this Proxy Statement.

Although this advisory vote will not be binding on us or our Board, and it will not be construed as overruling any decision by us or our Board or creating or implying any change to, or additional, fiduciary duties for us or our Board, the Board's Nominating and Corporate Governance Committee will take into account the outcome of this vote when considering the frequency of future advisory votes on named executive officer compensation. Pursuant to the federal securities rules, we will hold our next advisory say-on-pay-frequency vote at our annual meeting in 2024.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU SELECT "EVERY THREE YEARS" FOR THE FREQUENCY OF ADVISORY VOTES ON NAMED EXECUTIVE OFFICER COMPENSATION.

PROPOSAL NO. 4 – RATIFICATION OF SELECTION OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

Our Board of Directors recommends a vote FOR the ratification of the selection of
PricewaterhouseCoopers LLP as our independent registered public accounting firm.

Our Board has selected PricewaterhouseCoopers LLP as our independent registered public accounting firm for the 2018 fiscal year, subject to ratification by our stockholders. If our stockholders do not ratify such selection, it will be reconsidered by our Board. Even if the selection is ratified, our Audit Committee, in its discretion, may direct the selection of a different independent registered public accounting firm at any time during the year if our Audit Committee determines that such a change would be in our stockholders’ best interests. Representatives of PricewaterhouseCoopers LLP are expected to be present at the 2018 Annual Meeting of Stockholders, with the opportunity to make a statement, should they so desire, and to be available to respond to appropriate questions.

Principal Accountant Fees and Services

The following is a summary of the fees billed to us for the fiscal year ended December 31, 2016 and fees billed to or agreed to by us for the fiscal year ended December 31, 2017 by PricewaterhouseCoopers LLP for professional services rendered:

Fee Category	2017 Fees	2016 Fees
Audit fees(1)	$1,109,400	$1,135,090
Audit-related fees(2)	—	38,300
Tax fees(3)	—	—
All other fees(4)	131,500	134,400
Total Fees	$1,240,900	$1,307,790

(1)
Audit fees consist of fees for assurance and related services that are reasonably related to the performance of the audit of our annual financial statements and review of the interim financial statements included in our quarterly reports or services that are normally provided in connection with statutory and regulatory filings or engagements.

(2)
Audit-related fees consist of fees for assurance and related services related to the review and audit of financial statements prepared by the Company in accordance with rule 3-14 of Regulation S-X and related pro forma financial statements in connection with material acquisitions.

(3)	Tax fees consist of fees billed for professional services regarding federal, state and, if applicable, international tax compliance, tax advice and tax planning.

(4)	All other fees consist the preparation of comfort letters and other related matters in connection with securities offerings by the Company in 2016 and 2017.

Pre-Approval Policies

Our Audit Committee reviews each service on a case-by-case basis before approving the engagement of PricewaterhouseCoopers LLP for all audit or permissible non-audit services. All of the non-audit services for 2016 and 2017 were approved by the Audit Committee.

Consideration of Non-Audit Services Provided by the Independent Registered Public Accounting Firm

Our Audit Committee has concluded that the non-audit services provided by PricewaterhouseCoopers LLP are compatible with maintaining the independent registered public accounting firm’s independence.

THE BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE RATIFICATION OF THE SELECTION OF PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

OTHER BUSINESS

Our Board does not presently intend to bring any other business before the Annual Meeting, and, so far as known to our Board, no matters are to be brought before the Annual Meeting, except as specified in the Notice of Annual Meeting. As to any business that may properly come before the Annual Meeting, however, it is intended that proxies, in the form enclosed, will be voted in respect thereof in accordance with the judgment of the persons voting such proxies.

By Order of the Board of Directors,
Leonard A. Silverstein
President and Chief Operating Officer

Date: March 16, 2018

PREFERRED APARTMENT COMMUNITIES

PREFERRED APARTMENT COMMUNITIES, INC.
3284 NORTHSIDE PARKWY NW SUITE 150
ATLANTA, GA 30327

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

1 OF 2

1 1

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on 05/02/2018. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on 05/02/2018. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

CONTROL # → 0000000000000000

NAME	SHARES
THE COMPANY NAME INC. - COMMON	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS A	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS B	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS C	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS D	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS E	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS F	123,456,789,012.12345
THE COMPANY NAME INC. - 401 K	123,456,789,012.12345

PAGE 1 OF 2

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: ☒

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees

01 John A. Williams
02 Leonard A. Silverstein
03 Daniel M. DuPree
04 Steve Bartkowski
05 Gary B. Coursey
06 William J. Gresham, Jr.
07 Howard A. McLure
08 Timothy A. Peterson
09 John M. Wiens

The Board of Directors recommends you vote FOR the following proposal:

	For	Against	Abstain
2 An advisory vote on the compensation of our executive officers as disclosed in the Proxy Statement.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

The Board of Directors recommends you vote 3 YEARS on the following proposal:

	1 year	2 years	3 years	Abstain
3 An advisory vote on the frequency of future advisory votes on the compensation of our executive officers.	☐	☐	☐	☐

The Board of Directors recommends you vote FOR the following proposal:

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

JOB #

Signature (Joint Owners) Date

SHARES
CUSIP #
SEQUENCE #

02 0000000000

0000355208_1 R1.0.1.17

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report, Notice & Proxy Statement are available at www.proxyvote.com

PREFERRED APARTMENT COMMUNITIES, INC.
Annual Meeting of Stockholders
May 3, 2018 9:00 AM
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Leonard A. Silverstein, John A. Williams, Michael J. Cronin and Jeffrey R. Sprain , or any of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of PREFERRED APARTMENT COMMUNITIES, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of stockholders to be held at 09:00 AM, EDT on Thursday May 3, 2018, at 3284 Northside Parkway NW, 2nd Floor, Atlanta, GA. 30327, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side

0000355208_2 R1.0.1.17

*** Exercise Your *Right* to Vote ***

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on May 03, 2018

PREFERRED APARTMENT COMMUNITIES, INC.

Meeting Information

Meeting Type: Annual Meeting
For holders as of: March 15, 2018
Date: May 03, 2018 **Time:** 9:00 AM EDT
Location: 3284 Northside Parkway NW
2nd Floor
Atlanta, GA. 30327

BARCODE

PA|C SM
★ ★ ★ ★ ★
PREFERRED APARTMENT COMMUNITIES

PREFERRED APARTMENT COMMUNITIES, INC.
3284 NORTHSIDE PARKWY NW SUITE 150
ATLANTA, GA 30327

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

1 OF 2
12
15

You are receiving this communication because you hold shares in the above named company.

This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at *www.proxyvote.com* or easily request a paper copy (see reverse side).

We encourage you to access and review all of the important information contained in the proxy materials before voting.

See the reverse side of this notice to obtain proxy materials and voting instructions.

Broadridge Internal Use Only
Job #
Envelope #
Sequence #
of # Sequence

0000355207_1 R1.0.1.17

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* If requesting materials by e-mail, please send a blank e-mail with the information that is printed in the box marked by the arrow → XXXX XXXX XXXX XXXX (located on the following page) in the subject line.

Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. Please make the request as instructed above on or before April 19, 2018 to facilitate timely delivery.

— How To Vote —

Please Choose One of the Following Voting Methods

Vote In Person: Many stockholder meetings have attendance requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting. Please check the meeting materials for any special requirements for meeting attendance. At the meeting, you will need to request a ballot to vote these shares.

Vote By Internet: To vote now by Internet, go to *www.proxyvote.com.* Have the information that is printed in the box marked by the arrow → XXXX XXXX XXXX XXXX available and follow the instructions.

Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a proxy card.

Internal Use Only

0000355207_2 R1.0.1.17

Voting items

The Board of Directors recommends you vote FOR the following:

1. Election of Directors

Nominees

01	John A. Williams	02	Leonard A. Silverstein	03	Daniel M. DuPree	04	Steve Bartkowski	05	Gary B. Coursey
06	William J. Gresham, Jr.	07	Howard A. McLure	08	Timothy A. Peterson	09	John M. Wiens		

The Board of Directors recommends you vote FOR the following proposal:

The Board of Directors recommends you vote 3 YEARS on the following proposal:

The Board of Directors recommends you vote FOR the following proposal:

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

BARCODE

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0000355207_3 R1.0.1.17

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Reserved for Broadridge Internal Control Information

NAME	
THE COMPANY NAME INC. - COMMON	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS A	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS B	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS C	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS D	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS E	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS F	123,456,789,012.12345
THE COMPANY NAME INC. - 401 K	123,456,789,012.12345

0000355207_4 R1.0.1.17

THIS SPACE RESERVED FOR SIGNATURES IF APPLICABLE

Broadridge Internal Use Only

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